                                                                    Exhibit 10.1


                         PURCHASE AND SALE AGREEMENT AND

                            JOINT ESCROW INSTRUCTIONS

                                 by and between

                                BIOGEN IDEC INC.,
                             a Delaware corporation

                                    "SELLER"

                                       and

                                GENENTECH, INC.,
                             a Delaware corporation

                                     "BUYER"

                                TABLE OF CONTENTS

1.       Sale of the Property...............................................   2

2.       Purchase Price.....................................................   3

3.       Retention Amount...................................................   3

4.       Conditions to Parties' Obligations.................................   4

         4.1      Buyer's Pre-Closing Conditions............................   4

         4.2      Closing Conditions........................................   6

         4.3      Failure of Conditions.....................................   7

         4.4      Investigations; Indemnity.................................   8

         4.5      Transition Services Agreement.............................   9

5.       Remedies/Liquidated Damages........................................   9

         5.1      Buyer's Default...........................................   9

         5.2      Seller's Default..........................................  10

6.       Closing and Escrow.................................................  11

         6.1      Escrow Instructions.......................................  11

         6.2      Date of Closing...........................................  11

         6.3      Conveyance................................................  11

         6.4      Closing Documents.........................................  11

7.       Employees..........................................................  12

         7.1      Hired Personnel...........................................  12

         7.2      Personnel Files...........................................  13

8.       ADT Allocation and Incentive Amendment.............................  13

9.       Seller's Maintenance of the Property...............................  13

10.      Casualty and Condemnation..........................................  14

11.      Limited Liability..................................................  15

12.      Release............................................................  15

13.      AS-IS Condition of Property........................................  18

14.      Prorations.........................................................  20

15.      Closing Costs......................................................  21

16.      Brokers............................................................  21

17.      Notices............................................................  21

18.      Drafting Ambiguities...............................................  22


                                      (i)
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19.      Assignment.........................................................  23

20.      Severability.......................................................  23

21.      California Law.....................................................  23

22.      Entire Agreement/Modifications/Survival............................  23

23.      Confidentiality....................................................  23

24.      Counterparts.......................................................  24

25.      Dispute Costs......................................................  24

26.      Seller's Representations...........................................  24

         26.1     Due Authorization.........................................  24

         26.2     Litigation................................................  24

         26.3     Condemnation..............................................  24

         26.4     Qualification/Validation Documents........................  24

         26.5     Foreign Person............................................  25

         26.6     Bankruptcy................................................  25

         26.7     Violation of Law..........................................  25

         26.8     No Other Sale Contracts...................................  25

         26.9     Agreement of Covenants....................................  25

         26.10    Documents and Materials...................................  25

27.      Buyer's Representations............................................  26

         27.1     Authorization.............................................  26

         27.2     Authority.................................................  26

         27.3     Bankruptcy................................................  26

         27.4     Inspections...............................................  26

28.      Time of the Essence; and Business Days.............................  26

29.      Agreement Date.....................................................  27

30.      No Third Party Beneficiaries.......................................  27

31.      Discharge of Seller's Bonds........................................  27

32.      Drafts not an Offer to Enter into a Legally Binding Contract.......  27

33.      Natural Hazard Disclosure Requirement Compliance...................  27

34.      Retention of Certain Materials.....................................  28

35.      Non-Solicitation of Employees......................................  28

36.      Purchase of TD Equipment...........................................  29


                                      (ii)

EXHIBITS

EXHIBIT A         LEGAL DESCRIPTION OF THE REAL PROPERTY

EXHIBIT B-1       LIST OF PERSONAL PROPERTY

EXHIBIT B-2       LIST OF EXCLUDED PROPERTY

EXHIBIT C         ASSIGNMENT AND ASSUMPTION OF INTANGIBLES, INTELLECTUAL
                  PROPERTY AND ASSUMED CONTRACTS

EXHIBIT D         GRANT DEED

EXHIBIT E         BILL OF SALE

EXHIBIT F         ASSUMED CONTRACTS

EXHIBIT G-1       LIST OF HIRED PERSONNEL

EXHIBIT G-2       LIST OF SELLER RETAINED PERSONNEL

EXHIBIT G-3       LIST OF SELLER PERSONNEL WHO MAY BE CONTACTED BY BUYER

EXHIBIT H         PERSONNEL AGREEMENT

EXHIBIT I         ALLOCATION AGREEMENT

EXHIBIT J         QUALIFICATION AND VALIDATION DOCUMENTS

EXHIBIT K         LIST OF SELLER'S BONDS

SCHEDULE 3        REMAINING WORK

SCHEDULE 4.5      TRANSITION SERVICES


                                     (iii)
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            PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

TO:   First American Title Insurance Company     Escrow No. NCS-164829-SD
      411 Ivy Street San Diego, CA  92101        Escrow Officer:  Lynn Graham
                                                 Title Order No. NCS-164829-SD
                                                 Title Officer:  Ralph M. Snyder

      THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (the "AGREEMENT") is made and entered into as of June 16, 2005 (the "AGREEMENT DATE"), by and between BIOGEN IDEC INC., a Delaware corporation ("Seller"), and GENENTECH, INC., a Delaware corporation ("BUYER"), with reference to the facts set forth in the Recitals below:

                                R E C I T A L S :

      A. Seller is the owner of the approximately sixty (60) acre parcel of real property located at 1 Antibody Way, Oceanside, California, as legally described in Exhibit A attached hereto and made a part hereof (the "REAL PROPERTY"), together with (i) all improvements, structures and other property which is affixed to the Real Property so as to constitute fixtures under California law (collectively, the "IMPROVEMENTS"), (ii) all goods, equipment (including all plans, specifications, drawings, documents, manuals, maintenance and service logs and the like relating to the operation, care, validation, maintenance and repair thereof), materials, inventory, supplies and other personal property owned by Seller and located on the Real Property on May 25, 2005, including, without limitation, the items identified on Exhibit B-1 attached hereto and made a part hereof (but expressly excluding the personal property identified on Exhibit B-2 attached hereto and made a part hereof, which shall not constitute a portion of the Personal Property and which shall be retained by Seller) and all plans, specifications and drawings of the Improvements owned by Seller (collectively, the "PERSONAL PROPERTY") (iii) all of Seller's right, title, and interest, in and to any development rights, entitlements, permits, easements, tenements, hereditaments, mineral rights, oil and gas rights, water, water rights, air rights, and privileges appurtenant to the Real Property, (collectively, the "APPURTENANCES"), (iv) all warranties, guarantees (including, without limitation, all contractor, builder, subcontractor, manufacturer, and vendor/supplier warranties and guarantees), indemnities, bonds, licenses, permits, approvals, intangible rights and privileges and other intangible property related exclusively to the Real Property, the Personal Property and/or the Improvements and rights relating to the construction or design of the Improvements and/or Personal Property (collectively, the "INTANGIBLES"), provided that Intangibles shall not include any intellectual property whatsoever, (v) a non-exclusive, royalty free (as between Buyer or any successive owner of the Property and Seller) right as to those intellectual property rights which are (a) inherent in and/or readily discoverable by Buyer (or any successive owner of the Property) in the actual items of equipment and/or systems (including any design or configuration of such equipment and/or systems) constituting Personal Property or Improvements (as well as any software installed or embedded thereon as of immediately prior to the Closing), (b) owned by or licensed to Seller as of immediately prior to the Agreement Date, (c) transferable without the consent of any third party, and (d) specifically required and necessary for Buyer (or any successive owner of the Property) to operate the actual items of equipment and/or systems constituting Personal Property or Improvements (as well as any software installed or embedded thereon as of immediately prior to the Closing) (collectively, the "INTELLECTUAL PROPERTY" and for purposes of this definition, "Buyer" and "Seller" shall include their respective affiliates), (vi) rights to use the construction or design drawings relating to the Improvements (the "DRAWINGS"), and (vii) all of Seller's right, title and interest, to the extent transferable pursuant to their terms, in the contracts listed on the attached Exhibit C (the "ASSUMED CONTRACTS"). The Real Property, the Improvements, the Personal Property, the Appurtenances, the Intangibles, the Drawings, the Intellectual Property and the Assumed Contracts are collectively referred to herein as the "PROPERTY."

      B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Property, in accordance with the terms and provisions hereinafter contained in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree that the terms and conditions of this Agreement and the instructions to First American Title Insurance Company ("ESCROW HOLDER") with regard to the escrow created pursuant hereto are as follows:

      1. Sale of the Property. Seller shall sell to Buyer and Buyer shall purchase from Seller the Property at the Closing (defined in Section 6.2 below), subject to and on the terms and conditions contained herein. Buyer acknowledges that title to the Real Property is subject to certain covenants, conditions and agreements recorded against title to the Real Property in the Official Records (defined below) (collectively, the "MASTER DEVELOPER INSTRUMENTS") in favor of Ivey Ranch Development Company, LLC ("MASTER DEVELOPER"), all of which shall continue to affect title to the Real Property after the Closing. The Master Developer Instruments impose certain obligations on the owner of the Real Property, including, without limitation, a certain right of first refusal (the "MASTER DEVELOPER OPTION") to purchase the Real Property on the terms and conditions more particularly described in a certain Agreement of Covenants dated as of September 1, 2000, by and between Master Developer and Seller and recorded in the Official Records of San Diego County, California ("OFFICIAL RECORDS") on September 1, 2000 as Document No. 2000-0473723. The Master Developer Option is prior and superior to any rights to purchase the Property granted to Buyer hereunder and it shall be a condition to the Closing that the Master Developer Option not have been exercised by Master Developer. As of the Agreement Date, Master Developer has provided a written waiver of the Master Developer Option to Seller and Buyer in form and content satisfactory to the parties. Notwithstanding such waiver, in the event of any purported exercise by Master Developer of the Master Developer Option prior to the Closing, Buyer may, by written notice delivered to Seller and Escrow Holder within three (3) business days of Buyer's receipt of such written notice of Master Developer Option exercise, elect to terminate this Agreement. Upon delivery of such termination election notice, this Agreement shall be deemed terminated and the parties shall have no further

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obligations hereunder except for Seller's and Buyer's Post-Termination
Obligations (as defined in Section 4.1.3 below).

      2. Purchase Price. The purchase price for the Property is Four Hundred Eight Million One Hundred Thirty Thousand Dollars ($408,130,000.00) (the "PURCHASE PRICE"). At the Closing, the Purchase Price, as adjusted for the prorations referenced in Section 14 below and the other costs to be paid by Buyer pursuant to this Agreement, shall be paid by Buyer to Seller in cash, in immediately available funds via wire transfer in accordance with Section 4.2.2.1 below. Prior to Closing, Buyer and Seller shall, for purposes of determining the sales tax and real property transfer tax applicable to the transactions contemplated under this Agreement at Closing, use their best efforts to agree upon an allocation of the Purchase Price among the (i) Real Property, Improvements and Appurtenances, (ii) Personal Property, and (iii) other Property. Buyer and Seller hereby agree that the minimum aggregate amount of the Purchase Price allocable to the Real Property, Improvements and Appurtenances for the above purposes shall not be less than the currently assessed value for each component of the Property on the tax rolls of the San Diego County Tax Assessor's Office. The allocation mutually agreed to by Buyer and Seller (if such mutual agreement is reached) shall be conclusive and binding upon Buyer and Seller for the purposes described in this Section 2.

      3. Retention Amount. Buyer and Seller acknowledge that the design and construction of certain of the Improvements is not completed and is not expected to be completed prior to the Closing Date and that performance remains under the construction contracts, architect's agreements and other agreements related to the design and construction of the Improvements (collectively, the "CONSTRUCTION CONTRACTS"), including, without limitation, certain design/build construction contracts and other contracts (collectively, as amended, the "DPR DESIGN/BUILD AGREEMENTS") between Seller and DPR Construction, Inc. ("DPR"). The scope of all work under the Construction Contracts which is to be completed under this Agreement is identified on the attached Schedule 3 (the "REMAINING WORK"). At Closing, a portion of the Purchase Price, equal to the balance of all amounts remaining to be paid by Seller under the Construction Contracts (the "RETENTION AMOUNTS") will be retained in Escrow (defined below) with Escrow Holder after the Closing Date to pay for the Remaining Work. Buyer has no right, title or interest in the Retention Amounts. Seller shall cause the Remaining Work to be completed, at its sole cost and expense, in accordance with the terms of the Construction Contracts in effect as of the Agreement Date, and Seller shall perform its obligations under the Construction Contracts in accordance with the terms of the Construction Contracts. The actual Retention Amounts to be withheld in Escrow at Closing shall be identified by Seller in writing to Escrow Holder. The Retention Amounts shall be paid to the person entitled thereto under the Construction Contracts (each, a "RETENTION AMOUNT PAYEE") in whole or, from time-to-time, in part after the Closing upon satisfaction of the requirements under the Construction Contracts for such payment(s). Escrow Holder shall pay to each Retention Amount Payee within five (5) days after receipt of written instruction from Seller to Escrow Holder, together with a copy of such Retention Amount Payee's applicable application for payment, such amounts identified by Seller in such written instruction. All Retention Amounts shall be released by Escrow Holder to Seller upon: (i) Escrow Holder's receipt of an unconditional waiver and release upon final payment, or conditional waiver and release upon final payment (conditioned

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only upon disbursement to the applicable Retention Amount Payee of the portion of the Retention Amounts represented by such waiver, meeting the requirements of California Civil Code Sections 3262(3) and 3262(4), as applicable), in each case executed by the applicable Retention Amount Payee, provided, however, that such waivers shall only be required from those Retention Amount Payees who are entitled to a statutory claim of lien under California Civil Code Section 3110; and (ii) Escrow Holder's receipt of Seller's written approval of such disbursement. Disbursements for Remaining Work shall be subject to retainage in accordance with the terms of the Construction Contracts. Effective as of the Closing, Seller reserves a license for itself, DPR, each Retention Amount Payee and their respective agents and subcontractors to enter onto the Real Property, upon reasonable prior written notice to Buyer (provided, however, that for purposes of this sentence only, such notice shall be delivered to the attention of David Broad at Buyer's address set forth in Section 17 hereof, with a copy to Patrick Yang as set forth in Section 17 hereof or such other person or address as may otherwise be indicated by Buyer to Seller in writing in accordance with
Section 17 hereof) and in accordance with Buyer's reasonable security, health and safety, and operational requirements, for the purpose of completing, or verifying the completion of, the work under the Construction Contracts. Seller shall use reasonable efforts, and shall cause DPR, each Retention Amount Payee and their respective agents and subcontractors to use reasonable efforts, to minimize any disruption of Buyer's operations at the Property. Seller shall indemnify, defend and hold harmless Buyer and its agents, contractors and representatives against all losses, costs, claims, liabilities and damages (including reasonable attorney's fees) for any injury to persons and damage to property caused by the acts or omissions of Seller, DPR, each Retention Amount Payee and their respective agents and subcontractors in completing such work under the Construction Contracts other than arising out of the negligence or intentional misconduct of Buyer, its employees or agents. Buyer and Seller shall cooperate reasonably to record a notice of completion upon completion of said work. In the event Seller exercises any right under the Construction Contracts to take over completion of the Remaining Work, Seller shall be entitled to disbursement of the Retention Amounts to pay the cost of such work, substantially on the disbursement terms under subsections (i) and (ii) above. The parties agree to act reasonably and in good faith in connection with the matters identified in this Section 3. The provisions of this Section 3 shall survive the Closing.

      4. Conditions to Parties' Obligations.

            4.1 Buyer's Pre-Closing Conditions. Notwithstanding anything to the contrary contained in this Agreement, but subject to the provisions below of this Section 4.1 and the express representations and warranties set forth in
Section 26 hereof, Buyer hereby acknowledges and agrees that Buyer has satisfied itself as to, and has waived its right to terminate this Agreement based upon, each and every one of the following: (i) all aspects of the physical condition of the Property, including, without limitation, the presence or absence of any Hazardous Materials (as defined below) thereon or therein and/or any defects in the design, construction, manufacturing or operation of any element or portion of the Property; (ii) except as provided below in Section 4.1.2 below, the status of title to the Property; (iii) the economic feasibility of the Property for Buyer's intended use; and (iv) the terms and conditions of the Master Developer Instruments and any agreements, instruments or undertakings between Seller and the City of Oceanside, California ("CITY") pertaining in any way to the use, development or operation of the Real Property and/or the Improvements, as the same are of public record; and (v) the terms and conditions of the Assumed Contracts.

                  4.1.1 Approval of Title. Seller has delivered or caused to be delivered to Buyer, and Buyer has approved, with the exception of any delinquent supplemental real property taxes shown on Schedule B, Item 2, First American Title Insurance Company's (the "TITLE COMPANY") Commitment for Title Insurance for the Property, Order No. NCS-164829-SD dated May 26, 2005, together with all documents evidencing exceptions to title referred to therein issued by Title Company (such preliminary title commitment and the underlying documents thereto shall be collectively referred to herein as the "TITLE REPORT").

                  4.1.2 Title Supplements. Seller has ordered an ALTA survey of the Property (the "SURVEY") to be prepared by a licensed surveyor, at Buyer's sole cost and expense. If, after the Agreement Date, the Title Company issues any supplement to the Title Report ("TITLE SUPPLEMENT") which discloses any material title exceptions for matters shown in the Survey and not previously disclosed in the Title Report or any prior supplement thereto, then Buyer shall have until the date that is five (5) business days after receipt of such Title Supplement to either approve of the exceptions contained therein, or to notify Seller in writing, specifying such new, material exceptions to which Buyer objects and the basis for such objection ("TITLE OBJECTION NOTICE"). Buyer's failure to timely deliver a Title Objection Notice shall be deemed to be Buyer's approval of the matters shown in or disclosed by the Title Supplement. Seller shall have a period of five (5) business days after Seller's receipt of the Title Objection Notice (a) to remove, or agree to remove prior to the Closing, some or all of those exceptions to which Buyer has objected in the Title Objection Notice, and to inform Buyer of the same, or (b) to advise Buyer, in writing, that Seller will not agree to remove some or all of those exceptions to which Buyer has objected in the Title Objection Notice; the foregoing election by Seller being at Seller's sole option and discretion ("TITLE RESPONSE NOTICE"). If Buyer elects to deliver a Title Objection Notice, the scheduled Closing Date shall be adjusted as necessary to permit the time periods specified above with respect to Buyer's election to deliver any applicable Title Objection Notice, and for Seller's election to deliver any Title Response Notice, as contemplated hereinabove.

                  4.1.3 Effect of Failure to Cure. If Seller fails to timely deliver to Buyer the Title Response Notice, it shall be conclusively deemed that Seller has elected not to remove any of those exceptions to which Buyer has objected as specified in the Title Objection Notice. If Seller advises Buyer in its Title Response Notice that it will not remove or agree to remove some or all of those exceptions to which Buyer has objected in the Title Objection Notice (or Seller is deemed to have so advised Buyer), then Buyer shall have until 5:00 p.m. (Pacific Time) on the date that is three (3) business days after Buyer's receipt of the Title Response Notice (or the expiration of the period in which Seller may deliver the Title Response Notice if Seller fails to timely deliver the same) to advise Seller, in writing, whether Buyer elects to terminate this Agreement or to waive such objections and proceed with the acquisition of the Property. Buyer's failure to timely notify Seller of Buyer's election to terminate this Agreement within the period provided in the immediately preceding sentence shall be deemed to be Buyer's election to waive its objections and proceed with the acquisition of the Property. Failure by Seller to remove (which may include "bonding around" such matters or obtaining endorsements to Buyer's title policy, in each case at Seller's cost, to remove such matters from Buyer's title policy) those specified exceptions which Seller has expressly agreed to remove in the Title Response Notice within the specified period shall be deemed to be a failure of this condition, in which event, unless Buyer withdraws its objections in writing, this Agreement shall terminate, and the parties shall have no further obligations hereunder except for the indemnities contained in Sections 4.4 and 16 below, Buyer's covenants made herein which are expressly intended to survive any such termination and Buyer's obligations under Section 4.3 below to deliver to Seller the Seller's Documents (defined below) (collectively, "BUYER'S POST-TERMINATION OBLIGATIONS") and Seller's continuing obligations under the Confidentiality Agreement (as defined in Section 22 below), or with respect to Section 16 (Brokers), and
Section 25 (Dispute Costs) (collectively "SELLER'S POST-TERMINATION OBLIGATIONS"). If Buyer elects to deliver a Title Objection Notice, the scheduled Closing Date shall be adjusted as necessary to permit the time periods specified above to elapse as contemplated hereinabove. Notwithstanding the foregoing, on or prior to Closing, Seller shall (i) remove or cause to be removed any liens affecting the Property securing repayment of borrowed monies or mechanics' liens which Seller has created or suffered to exist, excluding, however, any liens securing payment of non-delinquent real or personal property taxes and assessments (ii) provide such reasonable assurances as the Title Company shall reasonably require to issue the CLTA 101.4 title insurance endorsement referenced in Section 4.2.1.2 below.

            4.2 Closing Conditions.

                  4.2.1 Buyer's Closing Conditions. Buyer's obligation to consummate the purchase of the Property shall be subject to the satisfaction or waiver by Buyer of the following conditions (collectively, the "BUYER'S CLOSING CONDITIONS"):

                        4.2.1.1 Seller shall have delivered to Escrow Holder or Buyer, as appropriate, all of the documents referred to in Section 6.4.1 below.

                        4.2.1.2 At the Closing, the Title Company shall be irrevocably committed to issue to Buyer the CLTA Title Policy (defined below) in the form required under Section 4.1 above, including a CLTA 101.4 endorsement; provided, however, Buyer may elect to obtain additional endorsements to the CLTA Title Policy and/or the ALTA Policy (as defined below) but such election shall not be a condition to the Close of Escrow or result in any delay therein, as more fully provided in Section 15 below.

                        4.2.1.3 Seller's representations contained in Section 26 of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date.

                        4.2.1.4 Seller shall not be in default of its obligations hereunder.

                  4.2.2 Seller's Closing Conditions. Seller's obligation to consummate the sale of the Property is conditioned upon the satisfaction or Seller's written waiver on or prior to the Closing Date of the following conditions (collectively, the "SELLER'S CLOSING CONDITIONS"):

                        4.2.2.1 Not later than 10:00 a.m. on the Closing Date, Buyer shall deliver into the escrow with Escrow Holder (for payment to Seller), in immediately available funds, cash in an amount of the Purchase Price, as adjusted for the costs, expenses and prorations required to be paid by Buyer hereunder.

                        4.2.2.2 Buyer shall not be in material default of its obligations hereunder.

                        4.2.2.3 Each of the documents required to be delivered by Buyer pursuant to Section 6.4.2 shall have been timely delivered as provided therein.

                        4.2.2.4 All of Buyer's representations and warranties contained herein shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date.

            4.3 Failure of Conditions.

                  4.3.1 Seller's Cure Right. If any or all of the Buyer's Closing Conditions are not satisfied or waived by Buyer on or before the date established for the Closing, then Buyer shall notify Seller in writing of those Buyer's Closing Conditions which have not been satisfied or otherwise waived by Buyer (the "BUYER'S CLOSING CONDITIONS FAILURE NOTICE"). Seller shall have three
(3) business days after Buyer has delivered to Seller the Buyer's Closing Conditions Failure Notice (and the Closing shall be extended, if necessary to give Seller such three (3) business day period) to notify Buyer in writing of Seller's election either to (a) take such actions as may be necessary to cure such matters to Buyer's reasonable satisfaction prior to the date of Closing (as same may be extended), or (b) advise Buyer that Seller will not cure such matters (the "SELLER'S CONDITIONS NOTICE"). If Seller elects not to cure such matters (or fails to timely deliver Seller's Conditions Notice), then within two
(2) business days after Buyer's receipt of the Seller's Conditions Notice or the expiration of the period during which Seller may deliver Seller's Conditions Notice (and the Closing shall be extended, if necessary to give Buyer such two
(2) business day period), Buyer, at its sole option, may elect to do any of the following: (1) Buyer may elect to terminate this Agreement by delivering written notice thereof to Seller, in which event the parties shall have no further obligations hereunder except for Buyer's and Seller's Post-Termination Obligations; (2) if the Buyer's Closing Condition in question is either of those conditions specified in Sections 4.2.1.2 or 4.2.1.3 and Seller is not in any material manner responsible for the deviation or failure of such Buyer's Closing Condition, then Buyer may elect to terminate this Agreement by delivering written notice thereof to Seller, in which event the parties shall have no further obligations hereunder except for Buyer's and Seller's Post-Termination Obligations; (3) if the Buyer's Closing Condition in question is either of those conditions specified in Sections 4.2.1.1 or 4.2.1.4, or if the Buyer's Closing Condition in question is either of those conditions specified in Sections

4.2.1.2 or 4.2.1.3 and Seller is actually responsible for the deviation or failure of such Closing Condition, then Buyer may pursue the remedies available to it pursuant to Section 5.2 below; or (4) Buyer may elect to waive Buyer's Closing Condition(s) in question and proceed with the purchase of the Property. If Seller elects to cure such matters as set forth in the Buyer's Closing Conditions Failure Notice, Seller shall promptly take any and all actions as may be necessary to cure same and the date of the Closing may be extended for a period of time reasonably acceptable to both Seller and Buyer to enable Seller to accomplish same. Failure by Buyer to notify Seller within the specified time periods set forth herein, shall be deemed an approval by Buyer of each such matter, in which event all such conditions and contingencies shall be conclusively deemed to be satisfied and approved. If any of the Seller's Closing Conditions are not satisfied or otherwise waived by Seller prior to the Closing Date, Seller may elect, in its sole and absolute discretion, to terminate this Agreement and, to the extent the same is the result of a default by Buyer hereunder, Seller may pursue its rights and remedies under Section 5.1 hereof.

                  4.3.2 Return of Documents. Notwithstanding anything to the contrary contained herein, if Buyer terminates this Agreement pursuant to
Section 4.1 or for any other reason, Buyer shall destroy all materials, tests, audits, surveys, reports, studies and the results of any and all investigations and inspections conducted by Buyer (collective, the "BUYER'S DOCUMENTS") with respect to the Property and Buyer shall also return to Seller any and all documents, leases, agreements, reports and other materials given to Buyer by or on behalf of Seller (collectively, the "SELLER'S DOCUMENTS") within ten (10) days after such termination of this Agreement. The foregoing covenants of Buyer shall survive any such termination of this Agreement.

            4.4 Investigations; Indemnity. Prior to the Closing, Buyer shall be entitled to conduct inspections and investigations into the physical condition of the Property in accordance with this Section 4.4. Prior to entering the Property (and on each and every occasion), Buyer shall deliver to Seller prior written notice thereof or verbal notice wherein Buyer actually speaks with a representative of Seller (not a voicemail message) and shall afford Seller a reasonable opportunity to have a representative of Seller present to accompany Buyer while Buyer performs its evaluations, inspections, tests and other investigations of the physical condition of the Property. Prior to any entry to perform any necessary on-site inspections, tests or investigations, Buyer shall give Seller prior written notice thereof or verbal notice wherein Buyer actually speaks with a representative of Seller (not a voicemail message), including the identity of the company or party(s) who will perform such inspections, tests or investigations and the proposed scope of the inspections, tests or investigations. Seller shall approve or disapprove any proposed inspections, tests or investigations and the party(s) performing the same promptly after receipt of such notice, which approval shall not be unreasonably withheld. Seller's failure to advise Buyer of its disapproval of any proposed inspections, tests or investigations and the party(s) performing the same prior to the time for such entry onto the Property identified in Buyer's notice shall be deemed Seller's approval thereof. Notwithstanding anything to the contrary contained herein, Buyer shall not be permitted to undertake any intrusive or destructive testing of the Property, including without limitation a "Phase II" environmental assessment, without in each instance first obtaining Seller's written consent thereto, which consent shall not be unreasonably withheld. Upon request, Buyer shall promptly deliver to Seller copies of any reports relating to any inspections, tests or investigations of the Property performed by or on behalf of Buyer. Buyer shall keep the Property free from all liens and shall indemnify, defend (with counsel reasonably satisfactory to Seller), protect, and hold Seller and each of the parties comprising Seller and each of their members, officers, trustees, employees, representatives, agents, lenders, related and affiliated entities, successors and assigns harmless from and against any and all claims, demands, liabilities, judgments, penalties, losses, costs, damages, and expenses (including, without limitation, attorneys' and experts' fees and costs) relating to or arising in any manner whatsoever from the negligence or willful misconduct by Buyer or Buyer's agents or representatives in performing or undertaking any studies, evaluations, inspections, investigations or tests relating to or in connection with the Property (exclusive of the financial effects of the discovery of the presence of any Hazardous Materials (as defined in Section 12 below) or any other defect), or entries by Buyer or its agents or representatives in, on or about the Property. Notwithstanding any provision to the contrary in this Agreement, the indemnity obligations of Buyer under this Agreement shall survive any termination of this Agreement or the delivery of the Grant Deed and the transfer of title. In addition to the foregoing indemnity, if there is any damage to the Property caused by Buyer's and/or its agents' or representatives' entry in or on the Property, Buyer shall immediately restore the Property substantially to the same condition existing prior to Buyer's and its agents' or representatives' entry in, on or about the Property.

            4.5 Transition Services Agreement. Seller and Buyer shall execute and deliver at the Closing a Transition Services Agreement incorporating substantially the terms as attached hereto as Schedule 4.5.

      5. Remedies/Liquidated Damages.

            5.1 Buyer's Default. IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED IN THIS AGREEMENT BY REASON OF ANY MATERIAL DEFAULT OF BUYER, SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER AND THE AMOUNT OF FIFTY MILLION DOLLARS ($50,000,000) SHALL BE PAID BY BUYER TO SELLER AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY EXECUTING THIS SECTION, THE PARTIES ACKNOWLEDGE THAT THE AFORESAID AMOUNT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY IN LAW OR IN EQUITY AGAINST A BUYER IN THE EVENT THE CLOSING DOES NOT OCCUR AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER ARISING FROM SUCH FAILURE OF THE SALE TO CLOSE. IN ADDITION, BUYER SHALL PAY ALL TITLE, SURVEY AND ESCROW CANCELLATION CHARGES. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THIS SECTION LIMIT THE DAMAGES RECOVERABLE BY EITHER PARTY AGAINST THE OTHER PARTY DUE TO (A) THE OTHER PARTY'S OBLIGATION TO INDEMNIFY SUCH PARTY IN ACCORDANCE WITH THIS AGREEMENT, OR (B) THIRD PARTY CLAIMS. BY THEIR SEPARATELY

EXECUTING THIS SECTION BELOW, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

            SELLER'S INITIALS: WHR   BUYER'S INITIALS: ADL

            5.2 Seller's Default. The term "PERMITTED EVENT" shall mean the occurrence of the following on the Closing Date: Buyer shall be ready, willing, and able to complete the subject transaction in accordance with this Agreement (including having proof of the satisfaction of all of the conditions precedent in Section 4.2.2 above, and evidence of available funds); and Seller, notwithstanding the foregoing, shall have defaulted in its obligation to complete the subject transaction in accordance with this Agreement or is otherwise in material default under this Agreement. Except upon the occurrence of the Permitted Event, Buyer agrees that Buyer shall not (and hereby waives any right to) ever file or assert any lis pendens against the Real Property, nor shall Buyer commence or maintain any action against Seller for specific performance under this Agreement nor for a declaratory judgment as to Buyer's rights under this Agreement. If the sale of the Property is not consummated because of a default under this Agreement on the part of Seller and Buyer is ready, willing, and able to consummate its purchase of the Property as provided herein, Buyer, as its sole and exclusive remedy, may either (i) terminate this Agreement in its entirety by delivery of notice of termination to Seller, whereupon if Seller's default was willful, Buyer shall be entitled to be reimbursed by Seller for actual third-party costs (as evidenced by paid invoices therefor) incurred by Buyer in connection with this Agreement and Buyer's due diligence activities hereunder, up to a maximum reimbursement of One Hundred Thousand Dollars ($100,000), or (ii) enforce Seller's obligations under this Agreement by means of an action for specific performance and continue this Agreement pending Buyer's action for specific performance hereunder provided appropriate proceedings are promptly commenced by Buyer and prosecuted with diligence and continuity. In the event of any termination by Buyer pursuant to this Section, this Agreement shall be and become null and void, neither party shall have any further rights or obligations hereunder (other than obligations which by the express terms of this Agreement are to survive termination hereof), and all executed counterparts of this Agreement shall be returned to Seller.

      IN FURTHERANCE OF THE PROVISIONS OF SECTION 5.2 OF THIS AGREEMENT GRANTING TO BUYER THE REMEDY OF SPECIFIC PERFORMANCE, SELLER ACKNOWLEDGES AND AGREES THAT
(1) DUE TO THE UNIQUE AND IRREPLACEABLE CHARACTER OF THE PROPERTY, BUYER CAN NOT BE ADEQUATELY COMPENSATED FOR SELLER'S BREACH OF THIS AGREEMENT BY THE AWARD OF MONEY DAMAGES, (2) THE GRANTING OF THE REMEDY OF SPECIFIC PERFORMANCE TO BUYER WOULD NOT WORK AN UNDUE HARDSHIP ON SELLER AND WOULD BE A JUST AND REASONABLE REMEDY FOR SELLER'S BREACH OF THIS AGREEMENT, (3) SUPERVISION BY A COURT OVER PERFORMANCE OF SELLER'S OBLIGATIONS UNDER THIS AGREEMENT WOULD NOT BE IMPRACTICAL OR IMPOSSIBLE AND (4) THE TERMS OF THIS AGREEMENT

ARE NOT UNCONSCIONABLE OR ILLEGAL AND ARE NOT THE RESULT OF FRAUD, UNFAIR PRACTICES OR MISTAKE. ACCORDINGLY, SELLER HEREBY EXPRESSLY WAIVES ANY DEFENSES OR PLEADINGS AVAILABLE TO SELLER IN CONNECTION WITH THE EXERCISE OF BUYER'S REMEDY OF SPECIFIC PERFORMANCE, INCLUDING, WITHOUT LIMITATION, THE ADEQUACY OF MONEY DAMAGES, AND AGREES THAT BUYER'S REMEDY OF SPECIFIC PERFORMANCE IS A JUST AND REASONABLE REMEDY COMMENSURATE WITH THE INTENTIONS OF THE PARTIES HEREUNDER. BY SEPARATELY EXECUTING THIS SECTION BELOW, SELLER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD THE ABOVE PROVISIONS REGARDING SPECIFIC PERFORMANCE, AND THAT SELLER WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF SUCH PROVISIONS AT THE TIME THIS AGREEMENT WAS EXECUTED.

                                                       SELLER'S INITIALS: WHR

      6. Closing and Escrow.

            6.1 Escrow Instructions. Upon execution of this Agreement, the parties hereto shall deposit a copy of an executed counterpart of this Agreement with Escrow Holder and this instrument shall serve as the instructions to Escrow Holder for consummation of the purchase and sale contemplated hereby. For purposes of this Agreement, the escrow ("ESCROW") shall be deemed opened on the date Escrow Holder shall have received a fully executed original or originally executed counterparts of this Agreement from Seller and Buyer (the "OPENING OF ESCROW"), and Escrow Holder shall notify Buyer and Seller, in writing, of the date Escrow is opened. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

            6.2 Date of Closing. Unless otherwise agreed to in writing by the parties or as otherwise provided for herein, the closing of the Escrow ("CLOSING") shall occur on June 23, 2005 (the "CLOSING DATE" or "CLOSE OF Escrow"), with time being of the essence. Such Closing Date may not be extended without the prior written approval of both Seller and Buyer, except as otherwise expressly provided in this Agreement. In the event the Closing does not occur on or before the Closing Date, the Escrow Holder shall, unless it is notified by both parties to the contrary prior to the actual date on which the Closing occurs, return to the depositor thereof items which may have been deposited hereunder. Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close.

            6.3 Conveyance. At Closing, Seller shall convey to Buyer fee simple title to the Property (excluding the Personal Property), by means of a grant deed in substantially the form of Exhibit D attached hereto and made a part hereof ("GRANT DEED"), subject to all applicable laws, rules, regulations, codes, ordinances and orders, those title exceptions and survey matters approved (or deemed approved) by Buyer in accordance with the provisions of Section 4.1 and any title exceptions caused by Buyer, its agents, representatives or employees, all non-delinquent real estate taxes and assessments for the then applicable tax fiscal year in which the Closing occurs, and general real estate taxes and assessments for subsequent years not yet due and payable. The Closing shall mean the date that the Grant Deed is recorded in the Official Records, possession of the Property is made available to Buyer, and Buyer fulfills all of its obligations hereunder. Seller shall take such action as is reasonably necessary to convey fee title to the Property as required by this section, including removing liens and other matters as required by the last sentence of Section
4.1.3 and curing any defaults of Seller of its obligations under this Agreement and if after so doing Seller cannot so deliver title to the Property to Buyer, Buyer may, at its option, take title to the Property in such condition as Seller can then convey, without abatement of the Purchase Price or, at Buyer's option, Buyer may deliver the Buyer's Closing Conditions Failure Notice pursuant to
Section 4.3 above.

            6.4 Closing Documents.

                  6.4.1 Seller's Closing Payments and Documents. At Closing, in addition to the Grant Deed, Seller shall deliver to Buyer, or Escrow Holder for delivery to Buyer, all of the following documents: (i) four (4) counterparts of a Bill of Sale (the "BILL OF SALE") for the Personal Property in substantially the form attached hereto as Exhibit E and made a part hereof, duly executed by Seller; (ii) four (4) counterparts of the Assignment and Assumption of Intangibles, Intellectual Property and Assumed Contracts (the "ASSIGNMENT AND ASSUMPTION OF INTANGIBLES, INTELLECTUAL PROPERTY AND ASSUMED CONTRACTS") in substantially the form attached hereto as Exhibit C, duly executed by Seller;
(iii) a certificate of non-foreign status in accordance with the requirements of Internal Revenue Code Section 1445, as amended (the "FIRPTA CERTIFICATE") and a California Form 593-W with respect to the Property, duly executed by Seller;
(iv) if applicable as provided in Section 7 below, the Personnel Agreement (as defined below); (v) the Allocation Agreement (as defined below); (vi) the Transition Services Agreement; and (vii) such other documents and instruments as may be reasonably required by the Title Company, the Master Developer or the City to consummate the transaction contemplated herein. At Closing, Escrow Holder shall pay all then-delinquent property taxes assessed against the Property out of proceeds of the Escrow allocated to Seller. At Closing, Seller shall tender possession to Buyer all of the Personal Property, which shall be located on the Real Property.

                  6.4.2 Buyer's Closing Payments and Documents. At Closing, in addition to Buyer's payment to Seller of the Purchase Price, Buyer shall deliver to Seller or Escrow Holder for delivery to Seller, as applicable, the following:
(i) four (4) counterparts of the Assignment and Assumption of Intangibles, Intellectual Property and Assumed Contracts in substantially the form attached hereto as Exhibit C, duly executed by Buyer; (ii) four (4) counterparts of the Bill of Sale in substantially the form attached hereto as Exhibit E, duly executed by Buyer; (iii) if applicable, the Personnel Agreement; (iv) the Allocation Agreement; (v) the Transition Services Agreement; and (vi) such other documents and instruments as may be reasonably required by the Title Company, the Master Developer or the City to consummate the transaction contemplated herein.

      7. Employees. The provisions of Sections 7.1 and 7.2 shall survive the Closing.

            7.1 Hired Personnel. The parties intend that following the Closing, Seller shall terminate, and, subject to provisions of applicable law, Buyer shall offer employment, on an "at-will" basis, to those of Seller's employees identified on Exhibit G-1 attached hereto (the "HIRED PERSONNEL"). Provided, however, for any Hired Personnel on leave of absence on the Closing, Buyer shall not be required to offer employment unless and until such Employee returns to work within six months of the Closing. The Hired Personnel shall continue to be employed by Seller for a period after the Closing Date sufficient to satisfy the notice requirements of the California Workers Adjustment and Retraining Notification Act and/or any similar Federal statute (collectively, the "WARN ACT") and Seller shall make available or otherwise secund the services of such Hired Personnel to Buyer for such period, on the terms identified in and pursuant to the Agreement to Provide Personnel attached hereto as Exhibit H (the "PERSONNEL AGREEMENT"). Upon expiration of such period (the "HIRE DATE"), Seller shall terminate, and Buyer shall offer employment to, the Hired Personnel. Seller's employees identified on Exhibit G-2 shall remain employees of Seller following the Closing. Further, following the Closing, Buyer may offer employment to Seller's employees identified on Exhibit G-3 in accordance with the guidelines attached hereto as Schedule G-3-1.

            7.2 Personnel Files. On or within seven (7) business days following the Closing, Seller shall deliver to Buyer copies of all personnel file documents relating to the Hired Personnel, including all I-9 documentation, but excluding any medical information relating to such Hired Personnel.

      8. ADT Allocation and Incentive Amendment.

            a. Pursuant to that certain Ocean Ranch Average Daily Trip Allocation Agreement dated December 18, 2002 and recorded in the Official Records on December 23, 2002 as Document No. 2002-1177095 (the "ADT AGREEMENT"), the Real Property and certain other real property owned by Seller and located adjacent to the Real Property and commonly known as Lots 19 and 20 (collectively, "LOTS 19 /20") have been allocated, in the aggregate, 10,890 "average daily trips" relative to the development of the Real Property and Lots 19/20 (the "ADTs"). At Closing, the parties shall execute, deliver and cause to be recorded in the Official Records that certain Allocation Agreement in the form attached hereto as Exhibit I (the "ALLOCATION AGREEMENT"), pursuant to which the ADTs will be re-allocated between the Real Property and Lots 19/20.

            b. Prior to Closing, but not as a condition thereto, Seller shall reasonably cooperate with Buyer to effect an amendment to the Incentive Agreement, or to obtain from the City such reasonable assurances, to the effect that, after Closing, the Incentive Agreement will apply only to the Real Property. Seller acknowledges that the Incentive Agreement was not intended to benefit Lots 19/20.

            c. Each party shall be entitled to rebates fairly allocable to personal property taxes actually paid by such party pursuant to the terms of the Incentive Agreement. To the extent that a party receives a rebate properly attributable to the other party, such rebate shall be promptly paid to the party entitled thereto. The provisions of this Section 8(c) shall expressly survive the Closing.

      9. Seller's Maintenance of the Property. Between the Agreement Date and the Closing Date, Seller shall maintain the Property in substantially the same manner as prior hereto in accordance with Seller's normal course of business, subject to reasonable wear and tear and further subject to the occurrence of any damage or destruction to the Property by casualty or other causes or events beyond the control of Seller; provided, however, that such Seller's maintenance obligations under this Section 9 shall not include any obligation to make capital expenditures or any other expenditures not incurred in Seller's normal course of business. Notwithstanding the foregoing, in the event Seller makes emergency capital expenditures after the Agreement Date to the Property, Seller shall deliver to Buyer promptly following the occurrence of an event that would require Seller to make such emergency capital expenditure, a written notice describing in reasonable detail the nature and cost of such emergency capital expenditure, and Buyer shall be obligated to reimburse Seller for such emergency capital expenditures, and the Purchase Price payable at the Closing shall be increased by an amount equal to the amount spent by Seller in respect of such emergency capital expenditure. For purposes of this Agreement, "EMERGENCY CAPITAL EXPENDITURES" shall mean any emergency capital expenditures performed by Seller that are reasonably necessary to prevent an immediate threat to the health or safety of any person which must be commenced prior to the Closing in order to protect the health or safety of any person and which have been approved by Buyer which approval shall not be unreasonably withheld or delayed. Seller hereby agrees for the period through and including the Closing and at Seller's sole cost and expense, to use reasonable efforts to comply with all governmental regulations applicable to the Property. Seller will not, without the prior written consent of Buyer, convey any interest in the Property, and Seller will not subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the date of this Agreement which will not be eliminated prior to Closing, except as required by law. Seller's obligations under this Section 9 shall survive the Closing. As set forth in the Transition Services Agreement, Seller agrees to diligently pursue in accordance with all laws, license requirements and regulations all actions necessary to decommission those areas of the Property which are subject to that certain Radioactive Materials License No. 4987.

      10. Casualty and Condemnation. In the event there is any damage to the Real Property or destruction of any Improvements or condemnation of any portion of the Property after the Agreement Date, Buyer shall be required to purchase the Property with a credit against the Purchase Price otherwise due hereunder equal to the amount of any insurance proceeds or condemnation awards actually collected by Seller prior to the Closing as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible or any uninsured amount or retention, less any sums expended by Seller prior to the Closing for the restoration or repair of the Property and/or in collecting such insurance proceeds or condemnation awards. Seller agrees that it will maintain its present casualty insurance policy with respect to the Property in full force and effect until the Closing. If the insurance proceeds or condemnation awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums it expended prior to the Closing for the restoration or repair of the Property or in collecting such insurance proceeds or condemnation awards.

      Notwithstanding the foregoing, if the Property shall be damaged or destroyed by a casualty or shall be condemned, and if either (i) the cost of repair or restoration to substantially the same condition existing prior to such casualty (or, in the case of a condemnation, the value of the Property or portion thereof so condemned) would exceed an amount equal to ten percent (10%) of the Purchase Price, or (ii) such repair or restoration to substantially the same condition existing prior to such casualty or condemnation is reasonably estimated by Buyer to take more than six (6) months from the date of the occurrence of such condemnation or casualty, and in the reasonable opinion of Buyer, such damage or condemnation would materially impede or delay the commencement of production operations for which the Property is intended to be used by Buyer in a manner that materially frustrates Buyer's business objectives for acquiring the Property, then Seller shall give Buyer prompt notice thereof and the Buyer may, at its option to be exercised by delivery of written notice to Seller within fifteen (15) business days of Seller's notice to the Buyer of the occurrence of such casualty or condemnation, elect not to purchase the Property under this Agreement. If Buyer so duly elects not to purchase the Property, this Agreement shall terminate and neither party shall have any further rights or obligations under this Agreement other than Buyer's and Seller's Post-Termination Obligations. Any dispute as to the costs of such repair or restoration or value of a condemned portion of the Property shall be referred to a licensed general contractor experienced in constructing projects such as the Improvements jointly selected by Buyer and Seller for resolution, and the determination of such general contractor, which shall be made within a period of twenty (20) days after such submittal by the parties, shall be final, conclusive and binding on the parties. If the parties shall fail to agree upon the identity of such general contractor within five (5) business days after either party has notified the other of its choice of general contractor, then either party may at any time thereafter apply to a court of competent jurisdiction to immediately appoint such general contractor. The fees and expenses of such general contractor shall be paid equally by Buyer and Seller, and the parties shall cooperate with such general contractor by providing such information as such general contractor may reasonably require to resolve the dispute. If Buyer does not elect, in writing, not to purchase the Property, Buyer shall be obligated to consummate the purchase of the Property as required by the terms hereof.

      11. Limited Liability. Buyer on its own behalf and on behalf of its agents, members, partners, employees, representatives, related and affiliated entities, successors and assigns (collectively, the "BUYER PARTIES") hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Seller, have any personal liability under this Agreement. Seller on its own behalf and on behalf of its agents, members, partners, employees, representatives, related and affiliated entities, successors and assigns (collectively, the "SELLER PARTIES") hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Buyer, have any personal liability under this Agreement.

      12. Release. Subject to the limitation stated in Section 13.3 effective upon the Closing, Buyer on its own behalf and on behalf of each of the Buyer Parties hereby agrees that each of Seller, Seller's partners or members, as the case may be, and each of their partners, members, trustees, directors, officers, employees, representatives, property managers, asset managers, agents, attorneys, affiliated and related entities, heirs, successors and assigns (collectively, the "RELEASEES") shall be, and are hereby, fully and forever released and discharged from any and all liabilities, losses, claims (including third party claims), demands, damages (of any nature whatsoever), causes of action, costs, penalties, fines, judgments, attorneys' fees, consultants' fees and costs and experts' fees (collectively, the "CLAIMS") with respect to any and all Claims, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the design, physical, environmental and structural condition of the Property, or operation of the Property, or any law or regulation applicable thereto, including, without limitation, any Claim or matter (regardless of when it first appeared) relating to or arising from (i) the presence of any environmental problems, or the use, presence, storage, release, discharge, or migration of Hazardous Materials on, in, under or around the Property regardless of when such Hazardous Materials were first introduced in, on or about the Property, (ii) any patent or latent defects or deficiencies with respect to the Property, or (iii) the presence, release and/or remediation of asbestos and asbestos containing materials in, on or about the Property regardless of when such asbestos and asbestos containing materials were first introduced in, on or about the Property (the "RELEASED CLAIMS"). Effective as of the Closing, Buyer hereby waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, including, but not limited to, a private right of action under the federal superfund laws, 42 U.S.C. Sections 9601 et seq. and California Health and Safety Code Sections 25300 et seq. (as such laws and statutes may be amended, supplemented or replaced from time to time), directly or indirectly, against the Releasees or their agents in connection with the Released Claims described above and expressly waives the provisions of Section 1542 of the California Civil Code which provides:

      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR"

and all similar provisions or rules of law. Buyer elects to and does assume all risk for such Released Claims heretofore and hereafter arising, whether now known or unknown by Buyer. In this connection and to the greatest extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown Claims, debts, and controversies which might in any way be included as a material portion of the consideration given to Seller by Buyer in exchange for Seller's performance hereunder. Without limiting the foregoing, if Buyer has actual knowledge of any breach or inaccuracy in any representation of Seller made in this Agreement, and Buyer nonetheless elects to proceed to Closing, then, upon the consummation of the Closing, Buyer shall be conclusively deemed to have waived any such default and/or breach or inaccuracy and shall have no Claim against Seller or hereunder with respect thereto. Notwithstanding anything to the contrary herein, Seller shall not have any liability whatsoever to Buyer with respect to any matter disclosed to or discovered by Buyer or its agents or representatives prior to the Closing Date.

     Without limiting the generality of the foregoing, Buyer hereby expressly waives, releases and relinquishes any and all claims, causes of action, rights and remedies Buyer may now or hereafter have against Seller, and the affiliates, directors, officers, attorneys, employees, partners, shareholders and agents of Seller, whether known or unknown, under any Environmental Law(s) (as defined below), or common law, in equity or otherwise, with respect to (1) any past, present or future presence or existence of Hazardous Materials on, under or about the Property (including, without limitation, in the groundwater underlying the Property) or (2) any past, present or future violations of any Environmental Laws regarding the Property and any activities thereon. For the purposes of this Agreement, the term "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirements of governmental authorities, as may presently exist or as may be amended or supplemented, or hereafter enacted or promulgated, relating to the presence, release, generation, use, handling, treatment, storage, transportation or disposal of Hazardous Materials, or the protection of the environment or human, plant or animal health, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.A. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001 et seq.), the Porter-Cologne Water Quality Control Act (Cal. Wat. Code Section 13020 et seq.), the Safe Drinking Water and Toxic Enforcement Act of 1986 (Cal. Health & Safety Code
Section 25249.5 et seq.), the Hazardous Waste Control Act (Cal. Health & Safe Code Section 25100 et seq.), the Hazardous Materials Release Response Plans & Inventory Act (Cal. Health & Safety Code Section 25500 et seq.), and the Carpenter-Presley-Tanner Hazardous Substances Account Act (Cal. Health & Safety Code, Section 25300 et seq.). As used herein, the term "HAZARDOUS MATERIAL(S)" includes, without limitation, any hazardous or toxic material, substance, irritant, chemical or waste, which is (A) defined, classified, designated, listed or otherwise considered under any Environmental Law as a "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous waste," "acutely hazardous waste," "radioactive waste," "biohazardous waste," "pollutant," "toxic pollutant," "contaminant," "restricted hazardous waste," "infectious waste," "toxic substance," or any other term or expression intended to define, list, regulate or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment, (B) toxic, ignitable, corrosive, reactive, explosive, flammable, infectious, radioactive, carcinogenic or mutagenic, and which is or becomes regulated by any local, state or federal governmental authority, (C) asbestos, (D) an oil, petroleum, petroleum based product or petroleum additive, derived substance or breakdown product, (E) urea formaldehyde foam insulation, (F) polychlorinated biphenyls (PCBs), (G) freon and other chlorofluorocarbons, (H) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (I) lead-based paint and (J) mold, rot, fungi and bacterial matter.

      Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 12. Seller and Buyer have each initialed this Section 12 to further indicate their awareness and acceptance of each and every provision hereof. The provisions of this
Section 12 shall survive the Closing and shall not be deemed merged into any instrument or conveyance delivered at the Closing (if it occurs).

           SELLER'S INITIALS: WHR        BUYER'S INITIALS: ADL

      13. AS-IS Condition of Property.

            13.1 Buyer specifically acknowledges, represents and warrants that prior to Closing, it and its agents and representatives will have conducted such inspections of the Property as it determines are prudent and observed the physical characteristics and condition of the Property. Notwithstanding anything to the contrary contained in this Agreement, Buyer further acknowledges and agrees that Buyer is purchasing the Property subject to all applicable laws, rules, regulations, codes, ordinances and orders. By Buyer purchasing the Property and upon the occurrence of the Closing, but subject to the limitations contained in Section 13.3 and Seller's representations set forth in Section 26 hereof, Buyer waives any and all right or ability to make a claim of any kind or nature against any of the Releasees for any and all deficiencies or defects in the physical characteristics and condition of the Property which would be disclosed by such inspection and expressly agrees to acquire the Property with any and all of such deficiencies and defects and subject to all matters disclosed by Seller herein or in any separate writing with respect to the Property. Buyer further acknowledges and agrees that, subject to the limitations set forth in Section 13.3 and Seller's representations set forth in Section 26 hereof, neither Seller or any of Seller's employees, agents or representatives have made any representations, warranties or agreements by or on behalf of Seller of any kind whatsoever, whether oral or written, express or implied, statutory or otherwise, as to any matters concerning the Property, the condition of the Property, the size of the Real Property, the size of the Improvements, the present use of the Property or the suitability of the Property for Buyer's intended use thereof. Buyer hereby acknowledges, agrees and represents that, subject to the limitations set forth in Section 13.3 and Seller's representations set forth in Section 26 hereof, the Property is to be purchased, conveyed and accepted by Buyer in its present condition, "AS IS", "WHERE IS" AND WITH ALL FAULTS, and that no patent or latent defect or deficiency in the condition of the Property whether or not known or discovered, shall affect the rights of either Seller or Buyer hereunder nor shall the Purchase Price be reduced as a consequence thereof. Any and all information and documents furnished to Buyer by or on behalf of Seller relating to the Property shall be deemed furnished as a courtesy to Buyer but without any warranty of any kind from or on behalf of Seller. Buyer hereby represents and warrants to Seller that Buyer has performed an independent inspection and investigation of the Property and has also investigated and has knowledge of operative or proposed governmental laws and regulations including without limitation, land use laws and regulations to which the Property may be subject. Buyer further represents that, subject to the limitations set forth in Section 13.3 and Seller's representations set forth in Section 26 hereof, it shall acquire the Property solely upon the basis of its independent inspection and investigation of the Property, including without limitation, (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the

Property or any aspect or portion thereof, including, without limitation, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, utility, manufacturing and pharmaceutical process systems, facilities and appliances, soils, geology and groundwater, or whether the Real Property lies within a special flood hazard area, an area of potential flooding, a very high fire hazard severity zone, a wildland fire area, an earthquake fault zone or a seismic hazard zone, (ii) the dimensions or lot size of the Real Property or the square footage of the Improvements thereon, (iii) the development or income potential, or rights of or relating to, the Real Property or its use, habitability, merchantability, or fitness, or the suitability, value or adequacy of such Real Property for any particular purpose, (iv) the zoning or other legal status of the Real Property or any other public or private restrictions on the use of the Real Property, (v) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or regulatory agency or authority or of any other person or entity (including, without limitation, the Americans With Disabilities Act), (vi) the ability of Buyer to obtain any necessary governmental approvals, licenses or permits for Buyer's intended use or development of the Property, (vii) the presence or absence of Hazardous Materials on, in, under, above or about the Real Property or any adjoining or neighboring property, (viii) the quality of any labor and materials used in any Improvements or equipment, (ix) the condition of title to the Property, (x) the Assumed Contracts or any other agreements affecting the Property, (xi) Seller's ownership of the Property or any portion thereof, or (xii) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of the Property. Without limiting the generality of the foregoing, Buyer expressly acknowledges and agrees that Buyer is not relying on any representation or warranty of Seller, nor any member partner, officer, employee, attorney, property manager, agent or broker of Seller, whether implied, presumed or expressly provided at law or otherwise, arising by virtue of any statute, common law or other legally binding right or remedy in favor of Buyer, subject to the limitations set forth in Section 13.3 and Seller's representations set forth in Section 26 hereof. Buyer further acknowledges and agrees that Seller is not under any duty to make any inquiry regarding any matter that may or may not be known to the Seller or any member, partner, officer, employee, attorney, property manager, agent or broker of Seller.

            SELLER'S INITIALS: WHR      BUYER'S INITIALS: ADL

            13.2 Any reports, repairs or work required by Buyer are the sole responsibility of Buyer, and (except as may be required under Section 3 and Section 9 above) Buyer agrees that there is no obligation on the part of Seller to make any changes, alterations or repairs to the Property or to cure any violations of law or to comply with the requirements of any insurer. Buyer is solely responsible for obtaining any approval or permit necessary for transfer or occupancy of the Property and for any repairs or alterations necessary to obtain the same, all at Buyer's sole cost and expense. The provisions of this
Section 13 shall survive the Closing and shall not be deemed merged into any instrument or conveyance delivered at the Closing (if it occurs).

            13.3 No release or waiver by Buyer set forth in Sections 12 or 13.1 above shall be read, construed or interpreted as a release or waiver of: (a) Seller's performance of its covenants under this Agreement; (b) any fraud by Seller in connection with this Agreement; (c) Seller's continuing obligations under the Confidentiality Agreement (as defined in Section 22 below), or with respect to Section 16 (Brokers), and Section 25 (Dispute Costs); and (d) any obligations by Seller to Buyer pursuant to any other past, present or future agreement or contract between the parties which has not been integrated into this Agreement pursuant to Section 18 below.

      14. Prorations. Seller shall be liable for all real and personal property taxes and assessments ("PROPERTY TAXES"), water, sewer and utility charges and amounts payable under the Assumed Contracts (calculated on the basis of the period covered), and other expenses normal to the operation and maintenance of the Property ("Property Expenses"), attributable to periods (or portions thereof) ending on or prior to the Closing Date and responsibility for property and sales tax filings, administration and examinations for such period shall rest with Seller, and Buyer shall be liable for any such Property Taxes and Property Expenses attributable to periods (or portions thereof) commencing on or after the Closing Date and responsibility for property and sales tax filings, administration and examinations for such period shall rest with Buyer. All such Property Taxes and Property Expenses shall be prorated for any period that includes the Closing Date on a per diem basis and on the basis of a 365-day year. The initial proration of Property Taxes will be based on the most recent official tax bills available to Seller for the fiscal year in which the Close of Escrow occurs, and to the extent that such tax bills do not accurately reflect the actual Property Taxes assessed against the Property (or any portion of the Property), then Buyer and Seller shall adjust such actual Property Taxes between Buyer and Seller, outside of Escrow, in accordance with this Section 14, as soon as reasonably possible following the Close of Escrow. The prorations and adjustments provided for above shall be made on the basis of a written statement prepared by Escrow Holder and approved by Buyer and Seller. At least three (3) business days prior to the Closing, Escrow Holder, using information provided by the parties, shall provide Buyer and Seller with a preliminary Escrow closing statement (the "ESCROW CLOSING STATEMENT"), together with backup documentation substantiating the prorations provided for and the calculations performed, in order that Buyer and Seller may verify Escrow Holder's methods and calculations. In the event any prorations made pursuant hereto shall prove incorrect for any reason whatsoever, either party shall be entitled to an adjustment to correct the same provided that it makes written demand on the other within thirty-six
(36) months after the Closing, provided, however, that such limitation that demand be made within thirty-six (36) months after the Closing shall not apply to any adjustment requested by a party that is required based upon inaccurate or incomplete information provided by the other party to the taxing authorities. If and to the extent the Escrow Holder requires any information or instruction from Buyer and Seller in order to perform such prorations, then Buyer and Seller shall furnish Escrow Holder with further mutual instructions. In the event any of the aforesaid prorations and adjustments cannot be calculated accurately on the Closing Date, then the same shall be calculated as soon as reasonably practicable after the Closing and either party owing the other party a sum of money based on such subsequent prorations or adjustments shall pay said sum to the other party within thirty (30) days thereafter. Prorations under this
Section 14 shall be made as of 12:01 a.m. on the Closing Date, as if Buyer was vested with title to the Property during the entire day upon which the Close of Escrow occurs. After Closing, Seller further agrees to cooperate with Buyer with respect to any of the prorations and sales tax filings, administration and examinations described herein and Seller and Buyer agree to cooperate and share information to the extent necessary for such prorations and sales tax filings, administration and examinations described herein. The provisions of this Section 14 shall survive the Closing.

      15. Closing Costs. Except as expressly set forth herein, all costs associated with the transfer of title and the associated escrow shall be in accordance with the customary practices in San Diego County. Seller shall pay
(i) one-half ( 1/2) of the escrow fee charged by Escrow Holder, (ii) the cost of the documentary county transfer taxes applicable to the transfer of the Real Property and Improvements, (iii) the premium charged by the Title Company for the CLTA Title Policy (excluding any endorsements thereto), and (iv) one-half (1/2) of any sales tax associated with the transfer of any Personal Property that constitutes tangible personal property for California sales and use tax purposes (which amount shall be determined prior to Closing). At Closing, Buyer shall obtain from the Title Company a CLTA Owner's Policy of Title Insurance in the amount of the Purchase Price insuring fee simple title to the Property in Buyer (the "CLTA TITLE POLICY"). Buyer may elect to cause the Title Company to issue an ALTA Owner's Policy of Title Insurance (Form 1992) (the "ALTA POLICY") provided such election does not delay the Closing. At Closing, Buyer shall pay
(i) one-half ( 1/2) of the escrow fee charged by Escrow Holder, (ii) the cost of any and all costs and incremental premiums or other charges related to the ALTA Policy (including all endorsements thereto) in excess of the cost of the CLTA Title Policy, and (iii) one-half (1/2) of any sales tax associated with the transfer of any Personal Property that constitutes tangible personal property for California sales and use tax purposes (which amount shall be determined prior to Closing). Each party shall be solely responsible for its own legal fees and costs. Upon the Closing, the Escrow Holder shall release to Seller the amounts deposited for payment of sales tax associated with the transfer of the Personal Property and Seller shall timely prepare and file all sales and use tax returns in connection with the purchase and sale of the Personal Property and shall timely pay all such sales and use taxes to the appropriate taxing authorities when due. Buyer and Seller shall use commercially reasonable efforts, to the extent permitted by law, to reduce any applicable sales and use taxes. Such cooperation shall include (i) the delivery of appropriate resale certificates by Buyer, (ii) the parties obtaining applicable exemption certificates, and (iii) Seller transferring Intangibles to Buyer by remote electronic transmission or other reasonable means of transferring Intangibles capable of being so transferred in other than tangible form.

      16. Brokers. Seller and Buyer respectively represent that there are no brokers or other intermediaries entitled to receive brokerage commissions or fees or other compensation out of or with respect to the sale of the Property. Seller and Buyer shall indemnify and save and hold each other harmless from and against all claims, suits, damages and costs incurred or resulting from the claim of any person that a commission, fee or remuneration is due in connection with this transaction pursuant to a written agreement made with said claimant. The provisions of this Section 16 shall survive the Closing or any termination of this Agreement.

      17. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by U.S. mail, registered or certified, return receipt requested, postage prepaid, or by overnight delivery service showing receipt of delivery, or by personal delivery, or by facsimile transmission. Such notices shall be sent to the parties at the following addresses, or such other address as may otherwise be indicated by any such party in writing.

            If to Seller:     Biogen Idec Inc.
                              14 Cambridge Center
                              Cambridge, Massachusetts  02142
                              Attention:  Michael Kowolenko  Senior Vice
                              President - Pharmaceutical
                              Operations & Technologies
                              Phone Number:  617 679-2420
                              Facsimile Number:  617 679-2615

            with a copy to:
                              Biogen Idec Inc.
                              5200 Research Place
                              San Diego, California  92122
                              Attention:  Jo Ann Taormina, Esq.
                              Associate General Counsel
                              Phone Number:  858 401-8219
                              Facsimile Number:  858 431-8887

            If to Buyer:      Genentech, Inc.
                              One DNA Way, Mail Stop 49
                              South San Francisco, CA 94080
                              Attention:  Steve Juelsgaard, Corporate Secretary
                              Phone number:  650 225-1000
                              Facsimile number:  650 225-8654

            with a copy to:   Genentech, Inc
                              One DNA Way, Mail Stop 87
                              South San Francisco, CA 94080
                              Attention:  Patrick Yang, Senior Vice President
                              Product Operations
                              Phone number:  650 225-1000
                              Facsimile number:  650 225-5007

         Notices as aforesaid shall be effective upon the earlier of actual receipt, or twenty-four (24) hours after deposit with the messenger or delivery service, or the next business day after delivery to an overnight delivery service, or within three (3) days after the deposit in the U.S. mail, or upon confirmation of transmission by facsimile, or when receipt is refused.

      18. Drafting Ambiguities. The parties acknowledge that each party and/or its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Agreement or any amendments or exhibits to this Agreement or any document executed and delivered by either party in connection with this Agreement.

      19. Assignment. Buyer may not assign its rights, obligations and interest in this Agreement to any other person or entity without first obtaining Seller's prior written consent thereto, which consent may be withheld in its sole discretion. Buyer may assign its interest in this Agreement to an entity controlled by, under common control with, or controlling Buyer without Seller's consent. In no event shall any assignment relieve Buyer from any liability or its obligations under or in connection with this Agreement. Any attempted assignment not in compliance with the provisions of this Section 19 shall be null and void. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and permitted assigns.

      20. Severability. If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Agreement and to the extent any provision of this Agreement is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

      21. California Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

      22. Entire Agreement/Modifications/Survival. Any and all exhibits and schedules attached hereto shall be deemed a part hereof. Except for that certain Mutual Confidentiality Agreement dated May 6, 2005 between Buyer and Seller (the "CONFIDENTIALITY AGREEMENT"), this Agreement, including exhibits and schedules, expresses the entire agreement of the parties and supersedes any and all previous agreements between the parties with regard to the Property, including without limitation, that certain letter of intent, dated May 19, 2005. There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever, either expressed or implied, except for the Confidentiality Agreement and except as may expressly be set forth herein. Except as otherwise expressly provided in this Agreement to the contrary, at the Closing, all of Seller's representations (if any) made herein shall be deemed merged into the Grant Deed and shall be of no further force or effect. Any and all future modifications of this Agreement will be effective only if it is in writing and signed by the parties hereto. The terms and conditions of such future modifications of this Agreement shall supersede and replace any inconsistent provisions in this Agreement.

      23. Confidentiality. The Confidentiality Agreement shall govern the confidentiality of the transaction contemplated by, and the information disclosed in or pursuant to, this Agreement. Notwithstanding the foregoing, Seller acknowledges and agrees that Buyer may record a memorandum of this Agreement in the Official Records of San Diego County, California upon execution of this Agreement by Buyer and Seller on the condition that Buyer shall have delivered into Escrow prior to recording any such memorandum an executed and notarized quitclaim deed sufficient to terminate such memorandum, and, Buyer hereby authorizes Escrow Holder to release and record any such quitclaim deed, at Buyer's expense, upon any termination of this Agreement by Buyer or Seller pursuant to the provisions hereof.

      24. Counterparts. This Agreement may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. Buyer and Seller agree that the delivery of an executed copy of this Agreement by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Agreement had been delivered.

      25. Dispute Costs. In the event any dispute between the parties with respect to this Agreement result in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing in such proceeding for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any. The provisions of this
Section 25 shall survive any termination of this Agreement or the Closing.

      26. Seller's Representations. Seller hereby represents to Buyer that the following matters are true and correct as of the date of its execution of this Agreement and shall, except as otherwise disclosed in writing by Seller to Buyer, be true and correct as of the Closing:

            26.1 Due Authorization. This Agreement and all documents executed by Seller that are to be delivered to Buyer at Closing (i) are, or at the time of Closing will be, duly authorized, executed and delivered by Seller, (ii) do not, and at the time of Closing will not, violate any provision of any judicial order to which Seller is a party or to which Seller or the Property is subject that would materially adversely affect or prevent the performance of Seller's obligations under this Agreement; and (iii) constitute (or in the case of Closing documents will constitute) a valid and legally binding obligation of Seller. Seller has full and complete power and authority to enter into this Agreement and, subject to obtaining the waiver of the Master Developer Option identified in Section 1 above, to perform its obligations hereunder. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.

            26.2 Litigation. To Seller's actual knowledge, Seller has not received written notice of any pending or threatened judicial or administrative proceedings against Seller with respect to Seller's use or ownership of the Property that could reasonably be expected to materially adversely affect the Property or Seller's interest therein to be transferred pursuant to this Agreement.

            26.3 Condemnation. To Seller's actual knowledge, Seller has received no written notice from the City, or any county, state or other government authority of any threat of impending actions in condemnation or eminent domain with respect to the Property (or any portion thereof).

            26.4 Qualification/Validation Documents. To Seller's actual knowledge, all of the documents identified on the attached Exhibit J which represent the state of qualification and validation of the material equipment and systems located at or on the Real Property and which form a part of the Improvements or are included in the Personal Property to be transferred to Buyer under this Agreement are true and correct in all material respects, and all validation testing of such equipment and systems has been performed using Seller's "Quality Systems" methodology in all material respects.

            26.5 Foreign Person. Seller is not a "FOREIGN PERSON" within the meaning of Section 1445(f)(3) of the Internal Revenue Code, as amended.

            26.6 Bankruptcy. Seller is not presently the subject of a bankruptcy, insolvency or probate proceedings and Seller does not anticipate nor intend to file or cause to be filed any bankruptcy or insolvency proceeding involving the Property during the pendency of this Agreement.

            26.7 Violation of Law. To Seller's knowledge, Seller has received no notices from any governmental agencies pertaining to present, material violations of law or governmental regulations with respect to the Property.

            26.8 No Other Sale Contracts. Seller has not entered into any other contracts for the sale of the Property.

            26.9 Agreement of Covenants. To Seller's knowledge, Seller has not violated and is not currently in violation of any of the provisions of the Agreement of Covenants dated September 1, 2000 between Master Developer and Seller.

            26.10 Documents and Materials. To Seller's actual knowledge, Seller has made available to Buyer those documents and materials that Seller reasonably believes are material to the ownership or operation of the Property to the extent of Seller's operation thereof, to the extent the same are in Seller's possession, custody or control.

      Buyer and Seller each specifically acknowledge and agree that all references in this Agreement, in any of the exhibits attached hereto and in any document, certificate or statement to be delivered by Seller to Buyer hereunder to the phrases "to Seller's actual knowledge," or "known to Seller" (whether used in the phrase "to the actual knowledge of Seller," "actually known to Seller," "Seller's knowledge," or in similar or other contexts) (1) shall mean the actual (not constructive or imputed) personal knowledge of (i) Seller's executive officers holding positions of senior vice president or above with Seller as of the Agreement Date and (ii) David Broad and Johannes Roebers, after appropriate inquiry of those persons directly responsible for knowledge of such matters that are the subject of Seller's representations (collectively, the "SELLER'S PERSONNEL"); (2) shall in no case mean or refer to the actual or constructive knowledge of any other employee, partner, member, officer, director, agent, trustee or member, partner, representative or employee of a partner, member, officer, director, agent or other representative of Seller or any investment advisor, attorney, management company, contractor or representative of Seller (together with Seller's Personnel, the "SELLER REPRESENTATIVES"); and (3) except as provided clause (1)(ii) above, shall in no event or circumstance impose upon Seller or any of the Seller Representatives any duty or obligation to verify, inquire or make any independent inquiry or investigation of any such representation, warranty or statement, or to otherwise investigate the facts or circumstances relating or otherwise pertinent thereto. Buyer further acknowledges and agrees that none of the Seller Representatives shall be personally liable, or otherwise have any personal liability, under or in connection with this Agreement, including without limitation, in connection with any of the representations, warranties or statements made in connection with, or pursuant to, this Agreement. Notwithstanding anything to the contrary contained herein, the foregoing representations of Seller made hereinabove shall survive the Closing, and shall not be deemed merged into the Grant Deed at the Closing, for a period of one (1) year after the Closing Date, after which time such representations and warranties shall be null and void and of no further force or effect except with respect to claims made by Buyer in writing delivered to Seller before the expiration of such one (1) year period.

      27. Buyer's Representations. Buyer hereby represents and warrants to Seller that the following matters are true and correct as of the date of its execution of this Agreement and shall be true and correct as of the Closing:

            27.1 Authorization. This Agreement and all documents executed by Buyer that are to be delivered to Seller at Closing (a) are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer, (b) do not, and at the time of Closing will not, violate any provision of any judicial order to which Buyer is a party or to which Buyer is subject and (c) constitute (or in the case of Closing documents will constitute) a valid and legally binding obligation of Buyer.

            27.2 Authority. Buyer has full and complete power and authority to enter into this Agreement and, subject to obtaining any consents or waivers required to be obtained prior to Closing, to perform its obligations hereunder.

            27.3 Bankruptcy. Buyer is not presently the subject of a bankruptcy, insolvency or probate proceedings and Buyer does not anticipate nor intend to file or cause to be filed any bankruptcy or insolvency proceeding involving Buyer or Buyer's assets during the pendency of this Agreement.

            27.4 Inspections. Prior to Closing, Buyer and its agents will have inspected the Property, fully observed the physical characteristics and condition of the Property, and performed such investigations of the suitability of Buyer's intended use of the Property, as Buyer has determined are prudent, including without limitation, the suitability of the topography; the availability of water rights or utilities; any natural hazard of any kind or nature, including without limitation, flood hazard, earthquake fault or seismic hazard, or forest fire risk or hazard; the present and future zoning, subdivision and any and all other land use matters; the condition of the soil, subsoil or groundwater of the Property and any and all other environmental matters; the purpose(s) to which the Property is suited; drainage; flooding; access to public roads; and proposed routes or roads or extensions relative to the Property. The foregoing representations and warranties of Buyer shall survive the Closing.

      28. Time of the Essence; and Business Days. Time is of the essence in the performance of each of the parties' respective obligations contained herein. Unless the context otherwise requires, all periods terminating on a given day, period of days, or date shall terminate at 5:00 p.m. (Pacific Time) on such date or dates and references to "DAYS" shall refer to calendar days except if such references are to "BUSINESS DAYS" which shall refer to days which are not a Saturday, Sunday or legal holiday. Notwithstanding the foregoing, if any period terminates on a Saturday, Sunday or legal holiday, under the laws of the State of California, the termination of such period shall be on the next succeeding business day. The time in which any act provided under this Agreement is to be done, shall be computed by excluding the first day and including the last day, unless the last day is a Saturday, Sunday or legal holiday under the laws of the State of California, and then it is also so excluded.

      29. Agreement Date. The parties hereby covenant and agree that the "AGREEMENT DATE" shall be the date set forth on the first page of this Agreement. Escrow Holder shall execute and deliver to each of Seller and Buyer its acceptance of, and agreement to be bound by the instructions set forth in, this Agreement, in the form attached hereto for the signature of Escrow Holder. If either party fails to submit a signed and initialed counterpart of this Agreement to Escrow Holder within five (5) business days after the delivery to Escrow Holder by the other party of a signed and initialed original counterpart of this Agreement, then the party which delivered to Escrow Holder said signed and initialed counterpart of this Agreement may, at its option, withdraw such signed and initialed counterpart therefrom without any obligation to resubmit same to Escrow Holder thereafter.

      30. No Third Party Beneficiaries. Except as otherwise expressly set forth herein, Seller and Buyer do not intend, and this Agreement shall not be construed, to create a third-party beneficiary status or interest in, nor give any third-party beneficiary rights or remedies to, any other person or entity not a party to this Agreement.

      31. Discharge of Seller's Bonds. With respect to any performance bonds or other bonds relating to work in progress at the Property, deferred improvement agreements or street improvement agreements that are identified on Exhibit K (collectively, "SELLER'S BONDS") that were paid for or otherwise procured by Seller and remain in effect after the Closing Date, Buyer shall on or prior to the Closing Date replace such Seller's Bonds with equivalent bonds procured by Buyer and cause Seller to be fully discharged and released from any and all liability or obligation under the Seller's Bonds.

      32. Drafts not an Offer to Enter into a Legally Binding Contract. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including without limitation, all of the exhibits hereto, and each of Seller and Buyer have fully executed and delivered (or caused the delivery) to each other a counterpart of this Agreement, including without limitation, all exhibits hereto.

      33. Natural Hazard Disclosure Requirement Compliance. Buyer and Seller acknowledge that Seller may be required to disclose if the Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal

Emergency Management Agency (California Civil Code Section 1103(c)(1)); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51178 et seq.); (iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4135); (v) earthquake fault zone (Public Resources Code Section 2622); or (vi) a seismic hazard zone (Public Resources Code Section 2694) (sometimes all of the preceding are herein collectively called the "NATURAL HAZARD MATTERS"). Seller has engaged or will cause the Title Company or such other company selected by Seller to engage the services of a natural hazard disclosure expert (the "NATURAL HAZARD EXPERT"), to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1102.6a and to report the result of its examination to Buyer and Seller in writing. The written report prepared by the Natural Hazard Expert regarding the results of its full examination will fully and completely discharge Seller from its disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code Section 1102.4 regarding non-liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above.

      34. Retention of Certain Materials. Effective as of the Closing, Seller is hereby granted a non-exclusive, royalty-free, perpetual license to retain copies of written materials comprising portions of the Personal Property conveyed to Buyer under this Agreement, to the extent Seller reasonably determines that retention of such copies is necessary or convenient for purposes of Seller's record-keeping or reporting requirements relating to the Property and/or for purposes of documenting and evidencing any activities conducted by Seller at the Property during Seller's period of ownership thereof.

      35. Non-Solicitation of Employees. Seller and Buyer each agree that, effective as of the date of this Agreement, except as expressly contemplated under Section 7 above, Buyer shall not, directly or indirectly, solicit or recruit, without Seller's express written consent, Seller's employees identified on Exhibit G-2 and any of Seller's employees identified on Exhibit G-3 who do not accept an offer of employment from Buyer, for a period of one (1) year following August 16, 2005. In addition, for a period of one (1) year following August 16, 2005, Seller shall not, directly or indirectly, solicit or recruit, without Buyer's express written consent, those employees identified on Exhibit G-1 and any of those employees identified on Exhibit G-3 who accept an offer of employment from Buyer. Seller and Buyer agree that the foregoing provisions on non-solicitation of employees shall apply to all undertakings, agreements and transactions arising out of this Agreement or any of the other instruments, agreements or undertakings between the parties in connection herewith. In the event either party violates any provision of this Section 35, the violating party shall promptly pay to the other party for any person hired by such party as a result of violation of the provisions hereof, an amount equal to twenty-five percent (25%) of the annual base salary paid or offered to be paid by the violating party to any such employee. The parties confirm that the penalty for violating this Section 35 as described herein is intended to be the sole remedy for such violation. Notwithstanding the foregoing, the prohibition on solicitation set forth in this Section 35 does not apply to actions taken by such party solely as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation, or solely as a result of an employee's own initiative. As used in this Section 35, "Buyer" shall also refer to and include any subsidiary of Buyer. The provisions of this Section 35 shall survive the Closing.

      36. Purchase of TD Equipment. Not later than the Closing, Buyer shall designate such items of the "Process Development Equipment" identified as excluded Personal Property on Exhibit "B-2" as Buyer desires to purchase from Seller. Seller agrees to sell to Buyer such items at a price equal to the replacement value of such equipment and on such terms which are substantially the same as the terms and conditions of this Agreement for the sale of the Personal Property by Seller to Buyer, all to be negotiated in good faith promptly following the full execution and delivery of this Agreement for a period not to exceed thirty (30) days following the Agreement Date. The provisions of this paragraph shall survive the Closing.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

      IN WITNESS WHEREOF the parties have caused this Purchase and Sale Agreement and Joint Escrow Instructions to be executed as of the day and year first above written.

                                     SELLER:

                                     BIOGEN IDEC INC.,
                                     a Delaware corporation

                                     By: /s/ William H. Rastetter, Ph.D.
                                        ----------------------------------------
                                        Name: William H. Rastetter, Ph.D.
                                             -----------------------------------
                                        Title: Executive Chairman
                                              ----------------------------------


                                     BUYER:

                                     GENENTECH, INC.,
                                     a Delaware corporation

                                     By: /s/ Arthur D. Levinson, Ph.D.
                                        ----------------------------------------
                                        Name: Arthur D. Levinson, Ph.D.
                                             -----------------------------------
                                        Title: Chairman and Chief Executive
                                               Officer
                                              ----------------------------------

      Acceptance by Escrow Holder:

      First American Title Insurance Company hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

      Dated: June 16, 2005          First American Title Insurance Company

                                    By: /s/ Lynn Graham
                                       -----------------------------------------
                                       Name: Lynn Graham
                                            ------------------------------------
                                       Its:  Authorized Agent

                                    EXHIBIT A

                     LEGAL DESCRIPTION OF THE REAL PROPERTY

                                   [Attached]


                                    EXHIBIT A

                                                     Order Number: NCS-164829-SD
                                                     Page Number: 8

                                LEGAL DESCRIPTION

Real property in the City of Oceanside, County of San Diego, State of California, described as follows:

Parcel 1:

That certain Parcel of land situated in the City of Oceanside, County of San Diego, State of California, being that portion of Lot 5 of Ocean Ranch -- Phase 1 as shown on Map No. 14168 filed March 15, 2001 in the Office of the County Recorder of said San Diego County, together with those portions of Lots 7, 8 and 9 of Ocean Ranch -- Phase 1A as shown on Map No. 14291 filed November 6, 2001, in said Office of the County Recorder, described as follows:

Beginning at a point on the Easterly line of said Lot 7 distant thereon South 06 degrees 00'53" East 449.74 feet from the Northeast corner of said Lot; thence South 89 degrees 18'19" East 1149.98 feet to a point on the Easterly line of said Lot 9 distant thereon South 00 degrees 59'59" West 486.01 feet from the Northeast corner of said Lot; thence along said Easterly line South 00 degrees 59'59" West 43.33 feet to an angle point therein; thence continuing along said Easterly line and the Easterly line of said Lot 5 South 00 degrees 53'14" West
770.28 feet; thence West 1075.48 feet; thence North 04 degrees 16'00" West
829.75 feet to the point of beginning.

Said property being described as "Parcel 1" in a Certificate of Compliance recorded on December 13, 2002 as instrument no. 2002-1138870 of Official Records.

Parcel 2:

That certain Parcel of land situated in the City of Oceanside, County of San Diego, State of California, being that portion of Lot 5 of Ocean Ranch -- Phase 1 as shown on Map No. 14168 filed March 15, 2001 in the Office of the County Recorder of said San Diego County, together with that portion of Lot 7 of Ocean Ranch -- Phase 1A as shown on Map No. 14291 filed November 6, 2001, in said Office of the County Recorder, described as follows:

Beginning at the Northeasterly corner of said Lot 7, said corner being on a non-tangent curve concave Southeasterly and having a radius of 1208.00 feet, a radial line of said curve from said corner bears South 13 degrees 58'05" East; thence along the Northwesterly and Southwesterly lines of said Lot 7 and the Westerly, Southerly and Easterly lines of said Lot 5 through the following courses: along said curve Westerly 318.33 feet through a central angle of 15 degrees 05'55"; thence tangent from said curve South 60 degrees 56'00" West
494.16 feet to the beginning of a tangent curve concave Southeasterly and having a radius of 17.00 feet; thence along said curve Southwesterly and Southerly
26.70 feet through a central angle of 90 degrees 00'00"; thence tangent from said curve South 29 degrees 04'00" East 581.97 feet to the beginning of a tangent curve concave Westerly and having a radius of 1042.00 feet; thence along said curve Southerly 826.92 feet through a central angle of 45 degrees 28'09"

                     First American Title Insurance Company

                                                     Order Number: NCS-164829-SD
                                                     Page Number: 9


to a point of reverse curvature with a curve concave Northeasterly and having a radius of 20.00 feet, a radial line of said curve from said point bears South 73 degrees 35'51" East; thence along said curve Southerly and Southeasterly 31.81 feet through a central angle of 91 degrees 07'22"; thence tangent from said curve South 74 degrees 43'13" East 101.87 feet to the beginning of a tangent curve concave Northerly and having a radius of 458.00 feet; thence along said curve Easterly 113.88 feet through a central angle of 14 degrees 14'47"; thence tangent from said curve South 88 degrees 58'00" East 1314.35 feet; thence North 00 degrees 53'14" East 505.72 feet to a point distant thereon South 00 degrees 53'14" West 770.28 feet from an angle point in the Easterly line of Lot 9 of said Ocean Ranch -- Phase 1A; thence West 1075.48 feet; thence North 04 degrees 16'00" West 829.75 feet to a point in the Easterly line of said Lot 7 distant thereon South 06 degrees 00'53" East 449.74 feet from said Northeasterly corner of Lot 7; thence along said Easterly line North 06 degrees 00'53" West 449.74 feet to the point of beginning.

Said property being described as "Parcel 2" in a Certificate of Compliance recorded on December 13, 2002 as instrument no. 2002-1138870 of Official Records.

Parcel 3:

That certain Parcel of land situated in the City of Oceanside, County of San Diego, State of California, being that portion of Lot 8 of Ocean Ranch -- Phase 1A as shown on Map No. 14291 filed November 6, 2001, in the Office of the County Recorder of said San Diego County, lying Northerly of the following described line:

Beginning at a point on the Easterly line of Lot 7 of said Ocean Ranch -- Phase 1A distant thereon South 06 degrees 00'53" East 449.74 feet from the Northeast corner of said Lot; thence South 89 degrees 18'19" East 1149.98 feet to a point on the Easterly line of said Lot 9 of said Ocean Ranch - Phase 1A, said point being distant thereon South 00 degrees 59'59" West 486.01 feet from the Northeast corner of said Lot.

Said property being described as "Parcel 3" in a Certificate of Compliance recorded on December 13, 2002 as instrument no. 2002-1138870 of Official Records.

Parcel 4:

That certain Parcel of land situated in the City of Oceanside, County of San Diego, State of California, being that portion of Lot 9 of Ocean Ranch - Phase 1A as shown on Map No. 14291 filed November 6, 2001, in the Office of the County Recorder of said San Diego County, lying Northerly of the following described line:

Beginning at a point on the Easterly line of Lot 7 of said Ocean Ranch - Phase 1A distant thereon South 06 degrees 00'53" East 449.74 feet from the Northeast corner of said Lot; thence South 89 degrees 18'19" East 1149.98 feet to a point on the Easterly line of said Lot 9 distant thereon South 00 degrees 59'59" West
486.01 feet from the Northeast corner of said Lot.


                     First American Title Insurance Company

                                                     Order Number: NCS-164829-SD
                                                     Page Number: 10


Said property being described as "Parcel 4" in a Certificate of Compliance recorded on December 13, 2002 as instrument no. 2002-1138870 of Official Records.


                     First American Title Insurance Company

                                   EXHIBIT B-1

                            LIST OF PERSONAL PROPERTY

                                   [Attached]


                                   EXHIBIT B-1

--------------------------------------------------------------------------------
BLDG #        SYSTEM #        AREA                               SYSTEM NAME
--------------------------------------------------------------------------------
[*]           [*]             [*]                                [*]
--------------------------------------------------------------------------------

                                   EXHIBIT B-2

                       LIST OF EXCLUDED PERSONAL PROPERTY

-     The Systems Hardware identified on the attached Schedule B-2-I.

- 25 leased copier/printers (identified on the attached Schedule B-2-II); all leased vending machines and all leased coffee service equipment.

- Process Development Equipment located in the areas noted on the floor plan attached hereto as Schedule B-2-III as of the Agreement Date.

- Personal computers utilized by the employees listed: (i) on Exhibit G-2; and (ii) to the extent the same do not accept offers of employment from Purchaser, on Exhibit G-3.

-     Laboratory Notebooks.

- Personal computer hard drives (to be replaced with new hard drives at Seller's cost).

-     Seller's products and product batch records.

-     Raw materials used for Tysabri and/or Zevalin.

-     QC Equipment and Materials as follows:

      -     PE ICP-MS Elan 9000 in Room 2501 (#7543)

      -     Methods Validation Gamma Counter in Room 2500 (#7558)

      -     Quality Control Microbiology Chemunex (#7534)

      -     IGEN Serial #00658 (#7594)


                                   EXHIBIT B-2

                                 SCHEDULE B-2-I

                        LIST OF EXCLUDED SYSTEMS HARDWARE

--------------------------------------------------------------------------------
PROGRAM                PROJECT TITLE             VENDOR        PRODUCT
--------------------------------------------------------------------------------
Infrastructure         Authentication/NOS        Novell        Netware
--------------------------------------------------------------------------------
Laboratory Systems     NuGenesis                 Waters        NuGenesis
--------------------------------------------------------------------------------
Laboratory Systems     Chemstation/Chemstore     Agilent       Chemstore
--------------------------------------------------------------------------------
Email system           Email                     IBM           Notes
--------------------------------------------------------------------------------
Infrastructure         WAN                       Cisco         CISCO 7200,
                                                               ISS Firewall,
                                                               WebSense
                                                               firewall
--------------------------------------------------------------------------------
Infrastructure         Storage                   EMC           Symetrix
--------------------------------------------------------------------------------


                                   EXHIBIT B-2

                                 SCHEDULE B-2-II

                               (EXCLUDED COPIERS)

----------------------------------------------------------------------------------------------------
   Building       Floor      Location            IT Resource               Model            Serial
                                                    Number                 Number           Number
----------------------------------------------------------------------------------------------------
331                 1      1601                  A000001199             Xerox-XDC470      NE0-134482
----------------------------------------------------------------------------------------------------
341                 1      1003 Cub              A0000001341            Xerox-XDC545      FWT-009975
----------------------------------------------------------------------------------------------------
NIMO Trailer        1      NIMO Trailer          A000000026             Xerox-XDC470      NE0-134107
----------------------------------------------------------------------------------------------------
331                 3      3407                  A000001186             XDC555            FWT-010292
----------------------------------------------------------------------------------------------------
351                 1      1114 copy/fax         A000001210             Xerox-XDC470      NE0-132803
----------------------------------------------------------------------------------------------------
331                 1      1504 East             A000001142             Xerox-XDC470      NE0-134557
----------------------------------------------------------------------------------------------------
321                 1      1302 Warehouse        A000002385             Xerox-WCP55       NWL-008684
----------------------------------------------------------------------------------------------------
351                 1      1205 CALIBRATION      A000002405             Xerox-WCP45       NWL-008698
----------------------------------------------------------------------------------------------------
331                 1      1101 Security         A000002517             Xerox-WCP55       NWL-008214
----------------------------------------------------------------------------------------------------
331                 2      2407 Mail Room        A000002530             Xerox-WCP45       NWL-009661
----------------------------------------------------------------------------------------------------
351                 2      2122 COPY/FAX         A000002633             Xerox-WCP65       MRN-017754
----------------------------------------------------------------------------------------------------
331                 1      1220 Facilities       A000001641             Xerox-WCP65       MRN-018772
----------------------------------------------------------------------------------------------------
331                 1      1125 West             A000001637             Xerox-WCP65       MRN-018794
----------------------------------------------------------------------------------------------------
331                 3      3100                  A000002100             WCP65             MRN-018796
----------------------------------------------------------------------------------------------------
331                 3      3200                  A000001638             WCP55             NWL-050763
----------------------------------------------------------------------------------------------------
351                 3      3110 COPY/FAX         A000002293             Xerox-WCP65       MRN-018761
----------------------------------------------------------------------------------------------------
351                 3      3100J                 A000001689             Xerox-WCP65       MRN-018779
----------------------------------------------------------------------------------------------------
331                 1      1126                  A000002527             Xerox-WCP65       MRN-019234
----------------------------------------------------------------------------------------------------
331                 2      2124                  A000002621             Xerox-WCP65       MRN-019203
----------------------------------------------------------------------------------------------------
341                 1      1018 Cub              A000002643             Xerox-WCP65       MRN-019223
----------------------------------------------------------------------------------------------------
331                 3      3407                  A000002396             WCP40             KMM-007668
----------------------------------------------------------------------------------------------------
351                 2      2122 COPY/FAX         A000002397             Xerox-WCP40C      KMM-007686
----------------------------------------------------------------------------------------------------
311                 2      2003                  A000002499             WCP40             KMM-007713
----------------------------------------------------------------------------------------------------
331                 1      1301 Mail Room        A000002900             Xerox-WCP40C      KMM-007691
----------------------------------------------------------------------------------------------------
351                 3      3110 COPY/FAX         A000002901             Xerox-WCP40C      KMM-007694
----------------------------------------------------------------------------------------------------


                                   EXHIBIT B-2

                                SCHEDULE B-2-III

                     PROCESS DEVELOPMENT EQUIPMENT LOCATIONS

                                   [ATTACHED]


                                       [*]


                                   EXHIBIT B-2

                                    EXHIBIT C

                                ASSUMED CONTRACTS


                                       [*]


                                    EXHIBIT C

                                    EXHIBIT D

                                   GRANT DEED

Recording Requested by and
When Recorded Mail to,
and Mail Tax Statements to:


------------------------------------

------------------------------------

------------------------------------

------------------------------------
Attention:
          --------------------------


--------------------------------------------------------------------------------
                    Space Above This Line for Recorder's Use

                                   GRANT DEED

      The undersigned Grantor declared that Documentary Transfer Tax is not part of the public records.

      For valuable consideration, receipt of which is acknowledged, BIOGEN IDEC INC., a Delaware corporation ("GRANTOR"), hereby grants to GENENTECH, INC., a Delaware corporation ("GRANTEE"), that certain real property located in the City of Oceanside, County of San Diego, State of California, as legally described in Exhibit A attached hereto and made a part hereof (the "PROPERTY") together with all improvements, structures and fixtures located thereon and all easements, tenements, hereditaments, air, water, oil, gas and mineral rights, appurtenances, rights and privileges appertaining to the Property.

      The Property is conveyed subject to:

      (a) The lien of supplemental taxes, if any, assessed pursuant to the provisions of Chapter 3.5 (commencing with Section 75) of the Revenue and Taxation Code of the State of California;

      (b) The liens for non-delinquent real and personal property taxes;

      (c) All liens, encumbrances, easements, leases, covenants, conditions and restrictions recorded in the official real estate records of San Diego County, California;

      (d) All matters which would be disclosed by an accurate survey of the Property; and

      (e) Zoning ordinances and regulations and any other laws, ordinances, regulations or orders of any governmental agency having or claiming jurisdiction over the use, occupancy or enjoyment of the Property.


                                    EXHIBIT D

      IN WITNESS WHEREOF, Grantor has caused its duly authorized representative to execute this instrument as of the date hereinafter written.

DATED: ______________, 2005

                                      GRANTOR:

                                      BIOGEN IDEC INC.,
                                      a Delaware corporation

                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                    EXHIBIT D

                             EXHIBIT A TO EXHIBIT D

                          LEGAL DESCRIPTION OF PROPERTY



                             EXHIBIT A TO EXHIBIT D

                                                     Order Number: NCS-164829-SD
                                                     Page Number: 8

                                LEGAL DESCRIPTION

Real property in the City of Oceanside, County of San Diego, State of California, described as follows:

Parcel 1:

That certain Parcel of land situated in the City of Oceanside, County of San Diego, State of California, being that portion of Lot 5 of Ocean Ranch -- Phase 1 as shown on Map No. 14168 filed March 15, 2001 in the Office of the County Recorder of said San Diego County, together with those portions of Lots 7, 8 and 9 of Ocean Ranch -- Phase 1A as shown on Map No. 14291 filed November 6, 2001, in said Office of the County Recorder, described as follows:

Beginning at a point on the Easterly line of said Lot 7 distant thereon South 06 degrees 00'53" East 449.74 feet from the Northeast corner of said Lot; thence South 89 degrees 18'19" East 1149.98 feet to a point on the Easterly line of said Lot 9 distant thereon South 00 degrees 59'59" West 486.01 feet from the Northeast corner of said Lot; thence along said Easterly line South 00 degrees 59'59" West 43.33 feet to an angle point therein; thence continuing along said Easterly line and the Easterly line of said Lot 5 South 00 degrees 53'14" West
770.28 feet; thence West 1075.48 feet; thence North 04 degrees 16'00" West
829.75 feet to the point of beginning.

Said property being described as "Parcel 1" in a Certificate of Compliance recorded on December 13, 2002 as instrument no. 2002-1138870 of Official Records.

Parcel 2:

That certain Parcel of land situated in the City of Oceanside, County of San Diego, State of California, being that portion of Lot 5 of Ocean Ranch -- Phase 1 as shown on Map No. 14168 filed March 15, 2001 in the Office of the County Recorder of said San Diego County, together with that portion of Lot 7 of Ocean Ranch -- Phase 1A as shown on Map No. 14291 filed November 6, 2001, in said Office of the County Recorder, described as follows:

Beginning at the Northeasterly corner of said Lot 7, said corner being on a non-tangent curve concave Southeasterly and having a radius of 1208.00 feet, a radial line of said curve from said corner bears South 13 degrees 58'05" East; thence along the Northwesterly and Southwesterly lines of said Lot 7 and the Westerly, Southerly and Easterly lines of said Lot 5 through the following courses: along said curve Westerly 318.33 feet through a central angle of 15 degrees 05'55"; thence tangent from said curve South 60 degrees 56'00" West
494.16 feet to the beginning of a tangent curve concave Southeasterly and having a radius of 17.00 feet; thence along said curve Southwesterly and Southerly
26.70 feet through a central angle of 90 degrees 00'00"; thence tangent from said curve South 29 degrees 04'00" East 581.97 feet to the beginning of a tangent curve concave Westerly and having a radius of 1042.00 feet; thence along said curve Southerly 826.92 feet through a central angle of 45 degrees 28'09"

                     First American Title Insurance Company

                             EXHIBIT A TO EXHIBIT D

                                                     Order Number: NCS-164829-SD
                                                     Page Number: 9


to a point of reverse curvature with a curve concave Northeasterly and having a radius of 20.00 feet, a radial line of said curve from said point bears South 73 degrees 35'51" East; thence along said curve Southerly and Southeasterly 31.81 feet through a central angle of 91 degrees 07'22"; thence tangent from said curve South 74 degrees 43'13" East 101.87 feet to the beginning of a tangent curve concave Northerly and having a radius of 458.00 feet; thence along said curve Easterly 113.88 feet through a central angle of 14 degrees 14'47"; thence tangent from said curve South 88 degrees 58'00" East 1314.35 feet; thence North 00 degrees 53'14" East 505.72 feet to a point distant thereon South 00 degrees 53'14" West 770.28 feet from an angle point in the Easterly line of Lot 9 of said Ocean Ranch -- Phase 1A; thence West 1075.48 feet; thence North 04 degrees 16'00" West 829.75 feet to a point in the Easterly line of said Lot 7 distant thereon South 06 degrees 00'53" East 449.74 feet from said Northeasterly corner of Lot 7; thence along said Easterly line North 06 degrees 00'53" West 449.74 feet to the point of beginning.

Said property being described as "Parcel 2" in a Certificate of Compliance recorded on December 13, 2002 as instrument no. 2002-1138870 of Official Records.

Parcel 3:

That certain Parcel of land situated in the City of Oceanside, County of San Diego, State of California, being that portion of Lot 8 of Ocean Ranch -- Phase 1A as shown on Map No. 14291 filed November 6, 2001, in the Office of the County Recorder of said San Diego County, lying Northerly of the following described line:

Beginning at a point on the Easterly line of Lot 7 of said Ocean Ranch -- Phase 1A distant thereon South 06 degrees 00'53" East 449.74 feet from the Northeast corner of said Lot; thence South 89 degrees 18'19" East 1149.98 feet to a point on the Easterly line of said Lot 9 of said Ocean Ranch - Phase 1A, said point being distant thereon South 00 degrees 59'59" West 486.01 feet from the Northeast corner of said Lot.

Said property being described as "Parcel 3" in a Certificate of Compliance recorded on December 13, 2002 as instrument no. 2002-1138870 of Official Records.

Parcel 4:

That certain Parcel of land situated in the City of Oceanside, County of San Diego, State of California, being that portion of Lot 9 of Ocean Ranch - Phase 1A as shown on Map No. 14291 filed November 6, 2001, in the Office of the County Recorder of said San Diego County, lying Northerly of the following described line:

Beginning at a point on the Easterly line of Lot 7 of said Ocean Ranch - Phase 1A distant thereon South 06 degrees 00'53" East 449.74 feet from the Northeast corner of said Lot; thence South 89 degrees 18'19" East 1149.98 feet to a point on the Easterly line of said Lot 9 distant thereon South 00 degrees 59'59" West
486.01 feet from the Northeast corner of said Lot.


                     First American Title Insurance Company

                             EXHIBIT A TO EXHIBIT D

                                                     Order Number: NCS-164829-SD
                                                     Page Number: 10


Said property being described as "Parcel 4" in a Certificate of Compliance recorded on December 13, 2002 as instrument no. 2002-1138870 of Official Records.


                     First American Title Insurance Company

                             EXHIBIT A TO EXHIBIT D

                                    EXHIBIT E

                                  BILL OF SALE

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BIOGEN IDEC INC., a Delaware corporation ("SELLER"), does hereby GRANT, SELL, ASSIGN, CONVEY, TRANSFER AND DELIVER to GENENTECH, INC., a Delaware corporation ("BUYER"), all Personal Property. Capitalized terms used but not otherwise defined in this Bill of Sale shall have the meanings ascribed to such terms in that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of June __, 2005 by and between Seller and Buyer.

      This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document. Seller and Buyer agree that the delivery of an executed copy of this Bill of Sale by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Bill of Sale had been delivered.

      Seller warrants that it holds fee title to the Personal Property free and clear of any and all liens, security interests, leases, and adverse rights of others. Seller makes no warranties or representations of any kind or nature regarding the condition of the Personal Property.

      Buyer on behalf of itself and its officers, directors, employees, partners, agents, representatives, successors and assigns hereby agrees that in no event or circumstance shall the partners, members, trustees, employees, representatives or officers of Seller have any personal liability under this Bill of Sale.

      Seller is hereby granted a non-exclusive, royalty-free, perpetual license to retain copies of written materials comprising portions of the Personal Property conveyed to Buyer hereunder, to the extent Seller reasonably determines that retention of such copies is necessary or convenient for purposes of Seller's record-keeping or reporting requirements relating to the Property and/or for purposes of documenting and evidencing any activities conducted by Seller at the Property during Seller's period of ownership thereof.


                                    EXHIBIT E

      IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of this ___ day of __________, 2005.

                                      SELLER:

                                      BIOGEN IDEC INC.,
                                      a Delaware corporation

                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------



                                      BUYER:

                                      GENENTECH, INC.,
                                      a Delaware corporation

                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                    EXHIBIT E

                                    EXHIBIT F

             ASSIGNMENT AND ASSUMPTION OF INTANGIBLES, INTELLECTUAL
                         PROPERTY AND ASSUMED CONTRACTS

      This Assignment and Assumption of Intangibles and Assumed Contracts (the "ASSIGNMENT") is made and entered into as of this ____ day of ________, 2005 ("ASSIGNMENT DATE"), by and between BIOGEN IDEC INC., a Delaware corporation ("ASSIGNOR"), and GENENTECH, INC., a Delaware corporation ("ASSIGNEE"), with reference to the following facts. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement, as defined below.

                                R E C I T A L S :

      A. Assignor and Assignee are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions, made and entered into as of ________, 2005 (the "PURCHASE AGREEMENT"), pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor that certain Real Property, Improvements, Personal Property, Appurtenances, Intangibles, Intellectual Property and Assumed Contracts (collectively, the "PROPERTY").

      B. Assignee has acquired fee title to the Property from Assignor on the Assignment Date. Assignor now desires to assign and transfer to Assignee the Intangibles, Intellectual Property and Assumed Contracts.

      NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

      1. Assignment and Assumption. Effective as of the Assignment Date, Assignor hereby perpetually and irrevocably grants, transfers, conveys, assigns and delegates to Assignee (a) all of the rights, title, and interests of Assignor in, to and under the Intangibles, the Drawings and the Assumed Contracts and (b) the Intellectual Property (which, Assignee acknowledges, is limited to a non-exclusive right). Assignee hereby accepts such assignment and delegation by Assignor and agrees to fully perform and assume all the obligations of Assignor under the Assumed Contracts accruing from and after the Assignment Date.

      2. No Warranties. Assignee does hereby covenant with Assignor, and represents and warrants to Assignor, that Assignor is transferring each of the Intangibles, Intellectual Property, Drawings and Assumed Contracts to Assignee (to the extent the terms of any of the Contracts do not limit or restrict such right) without any warranty of any kind or nature. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability or enforceability of the Intangibles, Intellectual Property, Drawings and/or Assumed Contracts (collectively, the "INTERESTS"), and Assignor shall have no liability to Assignee in the event that any or all of (a) the Interests are not transferable to Assignee or (b) the Assumed Contracts are cancelled or terminated by reason of this Assignment or any acts of Assignee. Notwithstanding anything to the contrary herein, to the extent that any Interests to be granted, sold, conveyed, assigned or transferred to Assignee pursuant hereto, or any claim, right


                                    EXHIBIT F
or benefit arising thereunder or resulting therefrom, is not capable of being granted, sold, conveyed, assigned, transferred or delivered without the approval, consent or waiver of the issuer thereof, or any other party thereto, or any third person (including, without limitation, a government or governmental unit), or if such grant, sale, conveyance, assignment, transfer or delivery or attempted grant, sale, conveyance, assignment, transfer or delivery would constitute a breach (or give rise to a termination right) thereof or a violation of any law, decree, order, regulation or other governmental edict (collectively, with respect to such Interests, the "NONTRANSFERABLE INTERESTS"), then this Assignment shall not constitute a sale, conveyance, assignment, transfer or delivery thereof, or an attempted sale, conveyance, assignment, transfer or delivery thereof absent such approvals, consents or waivers. If any such approval, consent or waiver shall not be obtained, or if an attempted assignment of such Interests would be ineffective such that Assignee would not in fact receive such Interests, Assignor shall cooperate with Assignee, at Assignee's request, cost and expense, to enforce such Interests and otherwise extend reasonable cooperation to Assignee to obtain consent to a transfer of such rights. Assignor and Assignee agree as follows: (A) Assignor shall deliver to Assignee a list of the software installed or embedded on the actual items of equipment and/or systems constituting Personal Property or Improvements; (B) with respect to any right in intellectual property or software licensed to Assignor that is subject to a license agreement between Assignor and a third party and is included within the Intellectual Property: (i) Assignor shall deliver to Assignee (x) a copy of any such license agreement, together with contact information (if known to Assignor) for the relevant third party licensor, and (y) a copy of any service agreement relating to such right; and
(ii) notwithstanding the assignment of the Intellectual Property contemplated hereby, (x) the assignment of any such right shall be deemed to be held in abeyance unless and until Assignee expressly assumes the obligations of any such license agreement with notice to Assignor and the relevant third party licensor and (y) Assignee agrees that it shall not use any such right unless and until such an assumption takes place; and (C) with respect to any right in intellectual property or software licensed to Assignor that is subject to a license agreement between Assignor and a third party and would be included within the Intellectual Property but for the nontransferability or nonassignability of the license agreement under which such right is granted to Assignor, Assignor shall deliver to Assignee (i) a copy of any such license agreement, together with contact information (if known to Assignor) for the relevant third party licensor, and (ii) a copy of any service agreement relating to such right. Notwithstanding the foregoing, any agreements provided by Assignor to Assignee may be redacted to the extent necessary for Assignor to abide by any obligations of confidentiality to any third party.

      3. Dispute Costs. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such dispute, including without limitation, reasonable attorneys' fees and costs. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.


                                    EXHIBIT F

      4. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document. Assignor and Assignee agree that the delivery of an executed copy of this Assignment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Assignment had been delivered.

      5. Survival. This Assignment and the provisions hereof shall survive the Assignment Date and the "Closing" under the Purchase Agreement and shall inure to the benefit of and be binding upon the parties to this Assignment and their respective successors, heirs and permitted assigns.

      6. Limited Liability. This Assignment is made without any express or implied representation or warranty of any kind or nature, except as expressly set forth in the Purchase Agreement. Assignee on its own behalf and on behalf of its agents, members, partners, employees, representatives, successors and assigns hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, directors, or agents of Assignor have any personal liability under this Assignment.

      7. No Third Party Beneficiaries. Except as otherwise expressly set forth herein, Assignor and Assignee do not intend, and this Assignment shall not be construed, to create a third-party beneficiary status or interest in, nor give any third-party beneficiary rights or remedies to, any other person or entity not a party to this Assignment.

      8. Certain Retained Rights. Assignor hereby retains a non-exclusive, royalty-free, perpetual license in the Interests transferred to Assignee under this Assignment as the same are reasonably necessary in order for Assignor to enforce, preserve and protect Assignor's rights under the Interests with respect to matters accruing prior to the Assignment Date or reasonably related to such periods.


                                    EXHIBIT F

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Intangibles, Intellectual Property and Assumed Contracts as of the Assignment Date.

                                      ASSIGNOR:

                                      BIOGEN IDEC, INC.
                                      a Delaware corporation

                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------



                                      ASSIGNEE:

                                      GENENTECH, INC.,
                                      a Delaware corporation

                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                    EXHIBIT F

                                   EXHIBIT G-1

                             LIST OF HIRED PERSONNEL

                                   [Attached]


                                   EXHIBIT G-1

PERSONNEL LIST G-1

8-Jun-05

LOCATION        FIRST NAME         LAST NAME         JOB TITLE                           LATEST HIRE DATE    HR COST CENTER NAME

[*]             [*]                [*]               [*]                                 [*]                 [*]

                                   EXHIBIT G-2

                        LIST OF SELLER RETAINED PERSONNEL

                                   [ATTACHED]


                                   EXHIBIT G-2

PERSONNEL LIST G-2

For Internal Use Only
8-Jun-05

                                                                                                        HR COST
FIRST NAME             LAST NAME                       JOB TITLE                LATEST HIRE DATE      CENTER NAME

[*]                    [*]                   [*]                                [*]                   [*]

                                   EXHIBIT G-3

             LIST OF SELLER PERSONNEL WHO MAY BE CONTACTED BY BUYER

                                   [Attached]


                                   EXHIBIT G-3

PERSONNEL LIST G-3

8-Jun-05

                                                                                                        HR COST
FIRST NAME             LAST NAME             JOB TITLE                          LATEST HIRE DATE      CENTER NAME
[*]                    [*]                   [*]                                [*]                   [*]

                                 SCHEDULE G-3-1

          GUIDELINES FOR OFFERS TO EMPLOYEES IDENTIFIED ON EXHIBIT G-3

Seller and Buyer agree to follow the process described below when making offers of employment to the employees identified on Exhibit G-3 (the "Identified Employees"):

                                       [*]


                          SCHEDULE G-3-1 TO EXHIBIT G-3

                                    EXHIBIT H

                               PERSONNEL AGREEMENT

                         AGREEMENT TO PROVIDE PERSONNEL

      THIS AGREEMENT is made effective this __day of June, 2005, by and between Biogen Idec. Inc ("Seller") and Genentech, Inc. ("Buyer"). Seller and Buyer hereby agree to the following:

      1. Agreement to Provide Personnel. Seller hereby agrees to supply to Buyer, and Buyer hereby agrees to engage the services of Seller to provide, contract personnel ("Leased Employees") who shall fill employment positions as designated by Buyer and agreed by Seller. Seller and Buyer acknowledge that this Agreement is intended to create an employee leasing relationship for a period from the closing of the Purchase and Sale Agreement between Buyer and Seller ("Closing Date") through the date that is 60 days after Seller provides notice to the Leased Employees of the termination of their employment with Seller pursuant to California Labor Code section 1400 et seq (the "California WARN Act"), which date shall be no more than 60 days after the Closing Date (the "Termination Date"). At any time following the Closing Date, Buyer may conduct pre-employment activities with respect to the Leased Employees, and Buyer is free to extend offers of employment to any or all of such Leased Employees, which offers may be effective any time after the Closing Date.

      2. Services and Benefits Provided By Seller For Leased Employees. During the term of this Agreement, Seller agrees to continue to provide all of the compensation and benefits to the Leased Employees that Seller provided to such employees prior to the Closing Date, so long as the Leased Employees remain employed by Seller.

      3. Buyer Responsibilities. Buyer shall be solely responsible for the following:

            (a) Supervision and Control. Although Seller retains authority regarding employment termination, Buyer shall provide all day-to-day supervision and control of the work to be performed by the Leased Employees, including attendance at work, as well as job training as shall be necessary to achieve the objectives and results determined by Buyer. Buyer shall be responsible for taking any disciplinary action with respect to the Leased Employees after the Closing Date, but Buyer shall not terminate the employment of any Leased Employee before the Termination Date, without Seller's express written consent, which consent shall not be unreasonably withheld.

            (b) Fringe Benefits. The Leased Employees shall remain entitled to exactly the same fringe benefits, if any, to which they were entitled prior to the Closing Date, subject to applicable federal, state and local law.

            (c) Termination of Use by Buyer of Leased Employees. Buyer shall not terminate its use of any Leased Employee prior to the Termination Date following the Closing Date, without the express written consent of Seller.

            (d) Prohibition on Payment of Wages to the Leased Employees by Buyer. Buyer agrees that Buyer shall not, directly or indirectly, pay any salary, wages, bonuses, or any other form of compensation, to the Leased Employees, unless and until either such


                                    EXHIBIT H

      Leased Employees have resigned their employment with Seller, or the Termination Date. Buyer further agrees that Buyer shall not, directly or indirectly, provide any employee benefits to the Leased Employees until after the Termination Date, unless approved in writing by Seller.

            (e) Job-Related Illness and Injury. The Leased Employees shall continue to be covered by workers' compensation insurance provided by Seller through the Termination Date. Buyer shall reimburse Seller for the cost of such workers' compensation insurance premiums, pursuant to this Agreement. The parties agree that employee health and safety is a primary concern, and the parties agree to cooperate to the fullest extent possible to ensure a safe and healthful workplace for all employees.

      4. Fees and Compensation to Seller.

            (a) Fees. Buyer hereby agrees to pay Seller fees as agreed upon by Seller and Buyer for services performed by Seller, as indicated on the fee schedule attached as Exhibit A.

            (b) Invoices. Seller shall invoice Buyer for the any amounts due hereunder, on a monthly basis. Amounts invoiced shall be due and Buyer shall pay such invoices in full within ten (10) business days of receipt. Buyer shall notify Seller, in writing, of any errors in the amounts invoiced within seven (7) days after Buyer's receipt of the applicable invoice from Seller. If Buyer fails to notify Seller of any errors in the applicable fee statement within such seven (7) day period, then Buyer shall be deemed to have accepted the invoice as correct, and Buyer shall have no other right to seek reimbursement from Seller for any excess payments.

      5. Insurance. Buyer agrees to maintain in effect at all times during the term of this Agreement insurance as follows:

            (i) comprehensive general liability insurance policy or policies, with minimum coverage in the amount of three hundred thousand dollars ($300,000) combined single limit (CSL), insuring Buyer against bodily injury and property damage liability caused by Buyer's business operations, completed operations and/or products or professional service; and

            (ii) if any Leased Employee drives any vehicle for any reason in connection with Buyer's business operations, automobile liability insurance which shall insure Leased Employees and Buyer against public liability for bodily injury, death and property damage, with minimum coverage in the amount of three hundred thousand dollars ($300,000) combined single limit (CSL).

      Buyer shall provide Seller with one or more Certificates of Insurance within ten (10) days after the execution of this Agreement, verifying Buyer's compliance with the provisions of this Section.


                                    EXHIBIT H

      Seller and Buyer hereby waive any claims against the other by way of subrogation or otherwise, which arise during the term of this Agreement, for any and all bodily injury, loss of, or damage to, any of their property, which loss or damage is covered by policies of insurance, to the extent that such loss or damage is recovered under such policies of insurance. Seller and Buyer further agree to immediately give each insurance carrier, which insures any of their property, written notice of the terms of the mutual waiver contained in this Section. Seller and Buyer further agree to properly endorse any of these policies, if necessary, to prevent the invalidation of the applicable insurance coverage as a consequence of the waiver contained in this Section 5. Each of the parties agrees to cause its insurance carriers to provide the other party with written acknowledgment of such waiver.

      6. Term and Termination.

      This Agreement shall become effective on the Closing Date, and shall continue in effect thereafter through the Termination Date. This Agreement shall terminate automatically on the Termination Date. On the Termination Date, Seller will terminate the employment of all Leased Employees who have not previously resigned.

      7. Liability and Rights to Indemnification.

            (a) Liability for Acts and Omissions of Leased Employees. Buyer acknowledges and agrees that Buyer is solely responsible for the accounting and other internal financial and control procedures used by Buyer in its business. Therefore, Seller shall not be responsible to Buyer, or to any other person or entity, for any loss incurred by Buyer or any other person or entity, resulting from any intentional or negligent act or omission of any of the Leased Employees.

            (b) Indemnification of Buyer by Seller. Seller agrees to indemnify and hold Buyer harmless from any and all damages to Buyer arising out of Seller's breach of this Agreement. Seller also agrees to indemnify and hold Buyer harmless from any and all damages to Buyer arising out of any claim by any Leased Employee whose employment with Seller is terminated by Seller on or after the Termination Date based on the California WARN Act (Cal. Labor Code 1400 et seq.), and any claim arising before the term of this Agreement.

            (c) Indemnification of Seller by Buyer. Buyer agrees to indemnify and hold Seller harmless from and against any claims made against Seller or any agent or employee of Seller, by any of the Leased Employees or on behalf of the Leased Employees, by third parties as a result of the actions of the Leased Employees, or by actions of governmental agencies, resulting from any claimed or actual act, actions, omissions, conduct or directions of Buyer or its agents during the term of this Agreement, as well as for any damages to Seller arising out of Buyer's breach of this Agreement, including without limitation any claim by any Leased Employee based on any disciplinary action, employment termination prior to the Termination Date, violation of the California Labor Code or the Fair Labor Standards Act, of the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, or any other federal,


                                    EXHIBIT H
      state, or local laws regulating the employment relationship or the wages, hours, compensation, or working conditions of the Leased Employees.

            (d) General Indemnity Provisions. Each party agrees to assume the defense of the other party against the claims and actions described in Paragraphs (b) and (c), respectively, above in a timely manner. If such party fails to do so, the other party may compromise and settle or defend against any such claims or actions, and the indemnifying party shall be obligated to indemnify and hold the indemnified party harmless for all costs of defense, compromise and settlement, including any judgments incurred or rendered by or against the indemnified party, which arise out of the claims or actions described in Paragraphs (b) or (c). The duty to defend the indemnified party includes the duty to pay reasonable attorney's fees incurred by the indemnified party in defending any claims or actions described in Paragraphs (b) or (c). The indemnifying party's duty to indemnify the indemnified party also includes the duty to pay any damages or penalties imposed by an administrative agency, or any judgment or settlement reached in any court action or arbitration.

            (e) Liability as Employer. Notwithstanding the fact the Leased Employees are the employees of Seller, Buyer acknowledges that it has responsibilities and/or obligations in regard to such Leased Employees (including but not limited to those imposed pursuant to Internal Revenue Code Section 414(n)), and that Buyer and Seller each may be viewed as subject to laws relating to employers with respect to the Leased Employees with separate liability relating and stemming therefrom.

            (f) Wage and Hour Related Claims. Buyer agrees to provide meal and rest period to Leased Employees who are not exempt from state overtime requirements in compliance with California Labor Code section 226.7 In the event any Leased Employee is deemed entitled to over-time compensation, Buyer agrees to compensate Seller for all expenses and charges incurred in paying over-time compensation. Buyer recognizes that improper handling of a wage-hour investigation can result in substantial prejudice to both Buyer and Seller, and that time is of the essence in any such matter. Accordingly, Buyer and Seller both warrant that each will inform the other of any indication or information that wage-hour compliance may become a disputed issue.

            (g) Workplace and Unlawful Termination Claims. Buyer agrees in using Leased Employees to comply as if it was the employer with respect to all applicable labor laws and laws regarding equal employment opportunities. Buyer shall not discriminate in using Leased Employees on the basis of national origin, race, age, sex, religion, disability, marital status, or any other protected category or description.

            (h) Survival of Indemnification Provisions. The provisions of this Section shall survive the expiration or other termination of this Agreement.


                                    EXHIBIT H

      8. Miscellaneous.

            (a) Entire Agreement. This Agreement, together with its Exhibits, constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements. This Agreement may not be changed except in writing executed by both parties.

            (b) Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

            (c) Assignment. This Agreement is not assignable by Buyer or Seller.

            (d) Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be found to be invalid, void or unenforceable, such provision shall be limited as necessary to render it valid and enforceable and the remaining provisions and any application thereof shall continue in full force and effect without being impaired or invalidated in any way.

            (e) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto, their personal representatives, heirs, executors, administrators, successors and/or assigns.

            (f) Further Actions. Each of the parties hereto agrees to take any and all actions reasonably necessary in order to carry out the provisions of this Agreement.

            (g) Construction. This Agreement shall be construed in accordance with its plain meaning and not against either party as the drafting party. The captions of the Sections of this Agreement are for convenience only and shall not be considered or referred to in resolving questions or interpretation.

            (h) Counterparts. This Agreement may be executed in one or more counterparts and counterparts signed in the aggregate by Buyer and Seller shall constitute a single original instrument.


            (i) Notices. Notices given under this Agreement shall be given in the same form and manner as notices given under the Purchase and Sale Agreement between Buyer and Seller.

            (j) Choice of Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of California, without regard to California's choice of law provisions.

                   [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK


                                    EXHIBIT H

      IN WITNESS WHEREOF, the parties hereto have executed this Personnel Agreement as of the date first above written.

                                         SELLER:

                                         BIOGEN IDEC, INC.
                                         a Delaware corporation

                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                         BUYER:

                                         GENENTECH, INC.,
                                         a Delaware corporation

                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                    EXHIBIT H

                                   EXHIBIT "A"

                                      FEES

                                       [*]


                            EXHIBIT "A" TO EXHIBIT H

                                    EXHIBIT I

                              ALLOCATION AGREEMENT

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Biogen Idec Inc.
5200 Research Place
San Diego, California  92122
Attention:  Jo Ann Taormina, Esq.
  Associate General Counsel


--------------------------------------------------------------------------------
                                           (SPACE ABOVE LINE FOR RECORDER'S USE)


                     AVERAGE DAILY TRIP ALLOCATION AGREEMENT

            THIS AVERAGE DAILY TRIP ALLOCATION AGREEMENT (this "Agreement") is made as of June __, 2005, by BIOGEN IDEC INC., a Delaware corporation ("Seller"), and GENENTECH, INC., a Delaware corporation ("Buyer"), with reference to the facts set forth in the Recitals below:

                                    RECITALS

      A. Seller is selling to Buyer that certain real property (the "Transferred Property") more particularly described on the attached Exhibit "A." The Transferred Property is subject to the ADT Allocation Agreement (defined below), which property is part of the property described in the ADT Allocation Agreement as "Parcel 2." The remaining portion of Parcel 2 which is not being sold to Buyer is referred to herein as the "Retained Property." The Retained Property is more fully described on the attached Exhibit "B".

      B. The "ADT Allocation Agreement" refers to that certain Ocean Ranch Average Daily Trip Allocation Agreement made as of December 18, 2002, and recorded on December 23, 2002, as Instrument No. 2002-1177095, in the Official Records of San Diego County, California to which Seller and the other Owners are parties. The ADT Allocation Agreement shall continue to affect the Transferred Property and the Retained Property after the sale of the Transferred Property to Buyer.

      C. Concurrently with the closing of the sale of the Transferred Property to Buyer, Seller and Buyer desire to allocate a certain number of the Existing ADT Allowance allocated to Parcel 2 under the ADT Allocation Agreement to the Transferred Property, all as more specifically set forth below.


                                    EXHIBIT I

      NOW THEREFORE, it is agreed as follows:

      1. Except as defined herein, and unless the context clearly indicates otherwise, the terms used in this Agreement are defined to mean the same as such terms are defined in the ADT Allocation Agreement.

      2. Of the 10,890 Existing ADT Allowance allocated to Parcel 2 pursuant to the ADT Allocation Agreement, Seller and Buyer hereby agree that the allocation thereof to the Transferred Property shall be 6,921 average daily trips. The remaining 3,969 average daily trips of the Existing ADT Allowance shall be allocated to the Retained Property, subject to all of the terms and provisions of the ADT Allocation Agreement.

      3. This Agreement and the allocations specified in Paragraph 2 above shall be deemed effective only upon recordation of this Agreement in the Official Records of San Diego County, California.

      IN WITNESS WHEREOF, Seller and Buyer have caused this Average Daily Trip Allocation Agreement to be executed as of the date first above written

                                         SELLER:

                                         BIOGEN IDEC INC.,
                                         a Delaware corporation


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                         BUYER:

                                         GENENTECH, INC.,
                                         a Delaware corporation


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                    EXHIBIT I

                                    EXHIBIT J
                     QUALIFICATION AND VALIDATION DOCUMENTS

                                   [Attached]


                                       [*]


                                    EXHIBIT J

                                    EXHIBIT K

                             LIST OF SELLER'S BONDS


                                     [NONE]


                                    EXHIBIT K

                                   SCHEDULE 3

                                 REMAINING WORK


                                   [Attached]


                                   SCHEDULE 3

                                      [*]

PCO             DESCRIPTION            START            FINISH           ESTIMATE            STATUS 1      STATUS      STATUS
[*]             [*]                    [*]              [*]              [*]                 [*]           [*]         [*]

                                  SCHEDULE 4.5

                               TRANSITION SERVICES

                     Terms For Transition Services Agreement

1. Term. The full term ("Term") applicable to all transition services and activities contemplated hereunder shall be six (6) months following the close of the purchase transaction (the "Closing") for the NIMO facility (the "Facility") in accordance the purchase agreement (the "Purchase Agreement") executed by the parties.

2. Procedure for Coordination. Weekly or bi-weekly meetings (as mutually determined by the parties) between designated representatives of Genentech ("GEN") and Biogen Idec ("BI") to determine status of, and ongoing requirements for, transition services, including scheduling and personnel assignments.

3. Personnel Services Charges; Facility Rent Charges. Cost of each Full Time Equivalent Employee ("FTE") of party providing transition services to the other party shall be an hourly fee calculated on the basis of each such employee's salary plus [*]. Reciprocal audit rights shall be provided under the Transition Services Agreement. All-inclusive rent payable by BI to GEN for BI's continued use of those portions of the Facility specified herein shall be at the monthly rate of [*] until BI has physically vacated all areas of the Facility (including decommissioning of the areas described in Paragraph 5(a) below).

4. GEN Requested Services from BI.

      a. Personnel. Except to the extent that the personnel previously employed by BI to perform such services at the Facility have transferred their employment to GEN (subject to all the terms and provisions of the Purchase Agreement relevant thereto), or are secunded to GEN under the Personnel Agreement (as described in the Purchase Agreement), the following consulting services shall be provided to GEN by BI by personnel having appropriate knowledge of such areas, subject to mutual development of protocols (including as to workplace safety, security and other matters such as indemnity, insurance and surrender requirements), scheduling therefor, and reimbursement as described above (collectively, the "Personnel Use Terms"):

      (i) Finance - up to 1.5 FTEs

      (ii) IT - up to 3 FTEs

      (iii) Supply Chain Services - up to 1 FTE

      (iv) Security - up to .5 FTE

      (v) Facilities - up to 1 FTE


                                  SCHEDULE 4.5

      b. Non-Transferred Systems. To the extent GEN requires transitional assistance that includes information resident on BI retained data systems in the areas of finance, purchasing, payroll, validation of equipment and systems (for non-specific products or processes), equipment and systems transfer, and similar functions, BI will provide such information to GEN without charge, subject to control protocols consistent the terms of the Purchase Agreement regarding intellectual property transfers.

      c. Process Development/Technical Development Employees Until GEN receives FDA approval of the Property for the manufacture of one of GEN' products, but subject to the Term, BI shall provide process development assistance on a consulting basis to GEN upon GEN's reasonable request therefor. Provision of such assistance by BI personnel shall be subject to the Personnel Use Terms (without an obligation of reimbursement for such services).

5. BI Requested Transition Accommodations/Services from GEN.

      a. Decommissioning of Designated Radioactive Materials Areas Decommissioning of Designated Radioactive Materials Areas - Attached hereto as
Exhibit 5(a) is a floor plan showing the areas of the Facility which will be removed from BI's Radioactive Materials License ("RAM"). BI shall effect the decommissioning of such areas with the California Department of Health Services, Radiological Health Branch, and/or other regulatory agencies as may be required under applicable law. BI shall use diligent, commercially reasonable best efforts to effect such decontamination as soon as practicable and to that end shall seek to file its application with the California Department of Health Services not later than twenty-two (22) days following the Closing. BI shall retain custody and control of such areas until fully decommissioned and shall have reasonable access thereto subject to GEN's health, safety and security requirement for the Facility and the Personnel Use Terms. GEN shall reasonably cooperate in providing services on a consulting basis of personnel formerly employed by BI and having responsibility for such areas, subject to the Personnel Use Guidelines (without an obligation of reimbursement for such services); provided, however, GEN employees shall only be required to engage in activities which do not involve the handling of or exposure to radioactive materials ("Non-RAD Activities"). BI shall seek to minimize any interference of its activities with GEN's activities in the Facility.

      b. Process Development/Technical Development. At BI's election which it shall make no later than the Closing, GEN will permit up to 75 BI employees in its Process Development/Technical Development Department ("TD") to remain in the Facility in areas currently utilized for TD activities, as mutually identified by BI and GEN prior to the Closing (the "TD Areas") and subject to the Personnel Use Terms. Except as provided in Paragraph 4(a) above, such employees shall be entitled to work solely on BI's projects on a shared use basis with GEN employees in such areas and to use any TD equipment located therein which is contemplated under the Purchase Agreement to be transferred to GEN (the "Shared Use TD Equipment"). Unless otherwise agreed to by the parties, BI shall remove all Process Development Equipment that has been excluded from transfer under the Purchase Agreement with ten (10) days after the earlier of BI's vacancy of the TD Areas or the termination of Term hereof.


                                  SCHEDULE 4.5

      c. Assay Assistance. At BI's election which it shall make no later than the Closing, GEN will permit up to 4 BI employees to remain in the Facility in areas currently utilized for assay evaluation associated with BI products. Such areas shall be in areas currently utilized for such activities, as mutually identified by BI and GEN prior to the Closing, but are expected to be limited to areas which are subject to the RAM decommissioning activities described in Paragraph 5(a) above. BI will also require periodic technical support on a consulting basis in the transfer of assay methods associated with commercial and clinical testing following the Closing from GEN personnel, subject to applicable Personnel Use Terms (without, however, any obligation of reimbursement for such services). Such GEN personnel shall only perform Non-RAD Activities. The support required includes the closure of open deviations, removal of all documents, procedures, reagents, and stability samples stored on site. GEN will also allow BI reasonable access to GEN personnel involved in testing should any regulatory inspection occur at other BI sites that encompass activities performed as part cGMP production at the Facility prior to the Closing. BI shall use commercially reasonable best efforts to minimize any interference of its activities with GEN's activities in the Facility and to minimize the length of time BI seeks access to the Facility pursuant to this section.

6. Mutually Beneficial Transition Activities. The following transition services and activities are for the mutual benefit of the parties and each party shall devote such resources at its own cost and expense as are reasonably necessary to effect the following, except as specifically required below:

      a. Transfer of Facility Permits. Promptly following the Closing, BI and GEN shall develop a mutual schedule and action plan to effect transfer of Facility-specific environmental permits and licenses which are identified for transfer under the Purchase Agreement. Priority shall be given to effecting the transfer of the Wastewater Discharge Permit NO. R9-2003-0140. All such transfers shall be in compliance with requirements of each such permit and subject to applicable law. The parties shall agree on terms (including reimbursement and indemnity requirements) to cover any shared use until a transfer can be effected, or in the event a permit or license cannot be transferred, until a new or replacement permit or license can be obtained by GEN. Governmental or agency fees to transfer such permits and licenses shall be equally split between GEN and BI. The RAM is not a transferred permit or license.

      b. Enterprise Contracts. The parties acknowledge that BI is a party to certain "Enterprise Contracts" affecting other facilities of BI in addition to the Facility, including, but not limited to the Enterprise Contracts listed on
Exhibit 6(b) attached hereto. Such Enterprise Contracts, together with any additional Enterprise Contracts that the parties may identify prior to the Closing, will not be transferred to GEN with the Facility. Promptly following the Closing, BI and GEN shall develop a mutual schedule and action plan to provide GEN with the benefits of the services provided under the Enterprise Contracts which GEN continues to require with respect to the Facility until GEN enters into agreements for such services, subject to the Term. BI's provision of such benefits shall be subject to, and limited by, the provisions of each such Enterprise Contract and applicable law. The parties shall agree on terms (including reimbursement and indemnity requirements) to cover any such shared arrangement.


                                  SCHEDULE 4.5

      c. Shared Systems. To the extent certain Facility systems are shared with other facilities of BI, the parties shall identify such systems prior to the Closing and shall develop a mutual schedule and action plan to effect de-coupling and separation of such systems, including, without limitation, migration of necessary data. BI shall be permitted reasonable access to the Facility to effect such separation and GEN will afford reasonable assistance of GEN personnel who were previously employed by BI in positions relevant to such systems, subject to the Personnel Use Terms (but without any obligation of reimbursement). BI shall use commercially reasonable best efforts to minimize any interference of its activities with GEN's activities in the Facility and to minimize the length of time BI seeks access to the Facility pursuant to this section.

7. Further Assurances. The parties shall use diligent, good faith, best efforts to perform and effect the transition services and activities outlined in this instrument, the terms and provisions of which shall form an integral part of the purchase and sale of the Property, including extending all reasonable cooperation to each other to effectuate the same, such cooperation shall include the obtaining of any third party consents required as part of completing the transition services and activities described in this instrument.


                                  SCHEDULE 4.5

                          EXHIBIT 5(a) TO SCHEDULE 4.5

                                    RAD AREAS

                                   [Attached]

                                      [*]

                          EXHIBIT 5(a) TO SCHEDULE 4.5

                          EXHIBIT 6(b) TO SCHEDULE 4.5

                          LIST OF ENTERPRISE CONTRACTS

                                       [*]


                          EXHIBIT 6(b) TO SCHEDULE 4.5
                                       -2-